Exhibit 4(b)3
FUEL LEASE
Dated as of February 24, 1989
between
RIVER FUEL FUNDING COMPANY #3, INC.
as Lessor
and
SYSTEM ENERGY RESOURCES, INC.,
as Lessee
AS OF THE DATE OF THIS LEASE, THE LESSOR UNDER THIS LEASE (THE “LESSOR”) HAS GRANTED TO MORGAN GUARANTY TRUST COMPANY OF NEW YORK A SECURITY INTEREST IN THIS LEASE AND IN ALL OF LESSOR’S RIGHTS AND INTERESTS UNDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, ALL LESSOR’S RIGHTS TO AND INTERESTS IN NUCLEAR FUEL AS DEFINED IN THIS LEASE.
THIS LEASE HAS BEEN MANUALLY EXECUTED IN FIFTEEN COUNTERPARTS, NUMBERED CONSECUTIVELY FROM 1 TO 15. NO SECURITY INTEREST IN THIS LEASE OR IN ANY OF LESSOR’S RIGHTS AND INTERESTS UNDER THIS LEASE MAY BE PERFECTED BY THE POSSESSION OF ANY SUCH COUNTERPART OTHER THAN COUNTERPART NO. 1.
Counterpart No. 12.

TABLE OF CONTENTS
Section    Page

1.	Defined Terms 1

2.	Representations and Warranties of Lessee 7

3.	Lease of Nuclear Fuel; Term 8

4.	Title to Remain in the Lessor; Fuel Management; Nuclear Fuel to be Personal Property and Used for Generation; Location; Contract Assignment 9

5.	Basic Rent and Additional Rent; Procedure for Paying Basic Rent 10

6.	Payment of Costs by the Lessor 11

7.	Taxes 12

8.	Condition and Use of Nuclear Fuel; Quiet Enjoyment 12

9.	Maintenance of the Nuclear Fuel 13

10.	Removals; Transfer to the Lessee; Commingling; Substitution; Location 14

11.	Indemnification by the Lessee 16

12.	Inspection; Right to Enter Generating Facility 17

13.	Payment of Impositions; Recording 17

14.	Compliance with Legal and Insurance Requirements, and with Instruments 17

15.	Liens 18

16.	Permitted Contests 18

17.	Insurance 19

18.	Damage or Destruction 19

19.	Condemnation or Eminent Domain 20

20.	Termination After Certain Events 21

21.	Conditions of Termination and Conveyance 24

22.	Estoppel Certificates; Information 25

23.	Rights to Perform the Lessee’s Covenants 25

24.	Assignments 25

25.	Events of Default and Remedies 26

26.	Permanent Storage or Disposal 28

27.	No Merger 29

28.	Notices 29

29.	Allocation of Amounts 29

30.	Amendments 30

31.	Severability 30

32.	Job Incentive Credit and Investment Credit 30

33.	Miscellaneous 31

Attachments

Schedule A --	Description of Nuclear Fuel

Schedule B --	Quarterly Rent Schedule

Schedule C --	Bill of Sale to River Fuel Funding Company #3, Inc.

Schedule D --	Fuel Schedule No. __

Schedule E --	Bill of Sale from River Fuel Funding Company #3, Inc. to System Energy Resources, Inc.

Schedule F --	Form of Assignment Agreement

FUEL LEASE
FUEL LEASE dated as of February 24, 1989 (as the same may be amended from time to time, “this Lease”), between SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the “Lessee”), and RIVER FUEL FUNDING COMPANY #3, INC., a Delaware corporation (the “Lessor”).

Section 1.	Defined Terms.
Unless the context otherwise specifies or requires, each term defined in this Section 1 shall, when used in this Lease, have the meaning indicated:
“Acquisition Cost” shall mean the purchase price paid by the Lessor in order to acquire any portion of the Nuclear Fuel including progress payments, if any, made by the Lessor in respect of Nuclear Fuel, together with costs of milling, conversion, enrichment, fabrication, installation, delivery, containerization, transportation, storage, processing, Reprocessing and any other direct costs with respect to acquiring, recovering or preparing such portion of the Nuclear Fuel for use in or for cycling or recycling thereof or for management thereof through any stage of its Nuclear Fuel Cycle, and costs with respect to repairs, replacements and renewals or Restoration of any portion of the Nuclear Fuel but excluding therefrom all Capitalized Cost with respect thereto. The purchase price for any part of the Nuclear Fuel acquired by the Lessor from the Lessee shall include all payments made by the Lessee to the Manufacturers for such Nuclear Fuel plus all costs, expenses and allowances which have been incurred or made by Lessee in connection with such Nuclear Fuel and which are properly includible as a cost of such Nuclear Fuel in Lessee’s books of account in accordance with Lessee’s normal accounting practice.
“Additional Rent” shall mean all amounts (other than Basic Rent and Advance Rent) that the Lessee agrees to pay in this Lease (including, without limitation, indemnification payable under this Lease) and interest at the rate incurred by the Lessor or the Assignee as a result of any delay in payment by the Lessee to meet obligations that would have been satisfied out of prompt payment by the Lessee.
“Advance Rent” shall have the meaning assigned to that term in Section 5(g) of this Lease.
“Affiliate” of any person means any other person controlling, controlled by or under direct or indirect common control with such person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Assignee” shall mean each person, firm, corporation or other entity to which any part of the Lessor’s interest under this Lease, or any rents or other rights of the Lessor under this Lease, shall at the time have been assigned, conditionally or otherwise, by the Lessor. Until the Lessee shall be otherwise notified by the Lessor, the Assignee shall be Morgan Guaranty Trust Company of New York (“Morgan”), as collateral agent under the Security and Collateral Agency Agreement, dated as of February 24, 1989 between the Lessor and Morgan.
“Atomic Energy Act” shall mean the Atomic Energy Act of 1954, as amended, as the same may be further amended from time to time (42 U.S.C. § 2011 et seq.).
“Basic Rent” payable on any Basic Rent Payment Date shall mean the sum of the Quarterly Lease Charge, less those Daily Lease Charges included in Capitalized Cost, plus the Burn-Up Charge, in each case with respect to the quarter prior to such Basic Rent Payment Date.

“Basic Rent Payment Date” shall have the meaning assigned to that term in Section 5(a) of this Lease.
“Bill of Sale” shall mean a bill of sale in substantially the form of either Schedule C or Schedule E attached to and made a part of this Lease, pursuant to which title to all or any portion of the Nuclear Fuel is transferred to the Lessor or to the Lessee.
“Burn-Up Charge” shall mean the amount shown as Total Burn-Up Charge on Annex I to the Quarterly Rent Schedule delivered to the Lessor pursuant to Section 5(c) hereof in respect of such Basic Rent Payment Date.
“Business Day” shall mean any day other than a day on which banking institutions in the State of New York or in the State of Mississippi are authorized by law to close.
“Capitalized Cost” shall mean the sum of all legal, printing, reproduction, closing and other normally capitalizable administrative fees and expenses actually paid by the Lessor in connection with any acquisition of the Nuclear Fuel and in connection with the transactions contemplated by a Credit Agreement (including interest expense and amortization of debt discount with respect to Commercial Paper and loans under a Credit Agreement and all commitment and other fees, costs and expenses, including the issuing agent’s fees, relating to liabilities of the Lessor under a Credit Agreement) or contemplated by a Secured Note Agreement (including interest expense and amortization of discount with respect to Secured Notes and other fees, costs and expenses incurred in connection with a Secured Note Agreement), and Daily Lease Charges accrued pursuant to this Lease which, in the Lessee’s sole judgment, are allocable to such Nuclear Fuel (i) during any stage of its Nuclear Fuel Cycle other than its Heat Production stage or (ii) during the period beginning on the Termination Notice Date and ending on the Termination Settlement Date (in each case as defined in Section 20(b) of this Lease) if and to the extent that the Lessee elects to capitalize any such Daily Lease Charges; provided, however, that Daily Lease Charges may be allocated to and included in Capitalized Cost by the Lessee only so long as the commitment under a Credit Agreement and the aggregate principal amount of Secured Notes outstanding shall exceed the sum of the Stipulated Loss Value of all of the Nuclear Fuel (including such Daily Lease Charges in the computation of Capitalized Cost for purposes of determining the amount of Investment) and $5,000,000.
“Collateral Account” shall have the meaning specified in the Security Agreement.
“Commercial Paper” shall mean commercial paper notes issued by the Lessor pursuant to a Credit Agreement.
“Cooling” shall mean the stage of the Nuclear Fuel Cycle pursuant to which Nuclear Fuel is placed in underwater storage upon completion of the Heat Production stage of the Nuclear Fuel Cycle.
“Credit Agreement” shall mean that certain credit agreement, dated as of February 24, 1989, between the Lessor and Union Bank of Switzerland, Houston Agency, as the same may from time to time be amended, modified or supplemented, and any other successor credit agreement entered into between the Lessor and any bank or other entity for use in financing the cost of Nuclear Fuel.
“Daily Lease Charge” shall mean for any calendar day (whether or not a Business Day) during the term of this Lease the sum of:
(i)    an accrual for such day of all interest expense and of the amortization of debt discount, whether or not paid, with respect to (A) all Commercial Paper issued, (B) all other indebtedness incurred pursuant to a Credit Agreement and (C) all Secured Notes issued, which, in each case, is outstanding at the close of business on such day (net of Lessor’s earnings on such day on investment of moneys received in connection with the transactions contemplated by this Lease, a Credit Agreement or a Secured Note Agreement), and
(ii)    an accrual for such day with respect to (A) all commitment and other fees, costs and expenses (including, without limitation, issuing agent’s and commercial paper dealer’s fees) relating to the liabilities of the Lessor under a Credit Agreement, (B) all fees, costs and expenses incurred by the Lessor in connection with a Secured Note Agreement and (C) all fees, costs and expenses incurred by the Lessor under any Security Agreement.
Any figure used in the computation of any component of the Daily Lease Charge shall be stated to ten decimal places. No accrual, charge or other item which would constitute a part of the Acquisition Cost shall be included in the computation of Daily Lease Charge.
“Event of Default” shall mean any Event of Default referred to in Section 25 hereof.
“Fuel Management” shall mean the design of, contracting for, setting the price and terms of acquisition of, management, movement, removal, disengagement and other activities in connection with the utilization of the Nuclear Fuel, and sometimes referred to as “management”.
“Fuel Schedule” shall mean an instrument in substantially the form of Schedule D attached hereto and made a part hereof, pursuant to which Schedule A to this Lease is amended in connection with a request by the Lessee for payment with respect to Nuclear Fuel pursuant to Section 6 hereof or in connection with a removal or a replacement of Nuclear Fuel pursuant to Section 10, 18(a) or 19(b) hereof.
“Generating Facility” shall mean the Lessee’s boiling water reactor nuclear electric generating facilities located near Grand Gulf, Mississippi, known as Unit No. 1 of the Grand Gulf Generating Station.
“Guarantor” shall mean any Person guaranteeing the obligations of the Lessee under this Lease.
“Guaranty” shall mean any agreement providing for the guaranty of the obligations of the Lessee under this Lease by a Guarantor.
“Heat Production” shall mean the stage of the Nuclear Fuel Cycle in which the Nuclear Fuel or any portion thereof is engaged in a reactor core of the Generating Facility and is being consumed to produce heat, pursuant to the process of nuclear fission, in the production of electric energy.
“Impositions” shall mean all payments required by public or governmental authority in respect of any property subject to this Lease or any transaction pursuant to this Lease or any right or interest held by virtue of this Lease.
“Insurance Requirements” shall mean all terms of any insurance policy covering or applicable to the Nuclear Fuel or any portion thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the Nuclear Regulatory Commission, the National Board of Fire Underwriters, or any other body exercising similar functions with respect to electric utility properties or any other body hereafter constituted exercising similar functions, which are applicable to or affect insurance with respect to the Generating Facility, the Nuclear Fuel or any portion thereof or any operation, use or condition of the Generating Facility, the Nuclear Fuel or any portion thereof.
“Insured Person” shall have the meaning assigned to that term in Section 17 of this Lease.

“Investment” shall mean with respect to any portion of the Nuclear Fuel, the sum of (i) the Acquisition Cost for such portion plus (ii) the Capitalized Cost for such portion.
“Legal Requirements” shall mean all requirements having the force of law applicable to the Lessee (as owner and operator of the Generating Facility), the Generating Facility or the Nuclear Fuel.
“Lessee” shall mean System Energy Resources, Inc., an Arkansas corporation, or any successor or successors to its rights and obligations as lessee hereunder.
“Lessor” shall mean River Fuel Funding Company #3, Inc., a Delaware corporation, or any successor or successors to the rights and obligations of River Fuel Funding Company #3, Inc. as lessor hereunder, including at any time after the date hereof, the then owner of the Nuclear Fuel.
“Manufacturers” shall mean any supplier of Nuclear Fuel, or any component thereof, or of Reprocessing or other service in connection therewith (including for the purpose of this definition Prulease, Inc. and Port Gibson Energy, Inc.).
“Mortgage and Deed of Trust” shall mean the Lessee’s Mortgage and Deed of Trust, dated as of June 15, 1977 to United States Trust Company of New York and Malcolm J. Hood (Gerard F. Ganey, successor), as Trustees, as supplemented and any general and refunding mortgage entered into in the ordinary course of the Lessee’s business.
“MWhr Factor” shall mean a factor determined by deducting (i) the estimated residual value stated in dollars of each assembly of the Nuclear Fuel after it shall have completed Heat Production from (ii) the Stipulated Loss Value for each such assembly and dividing the remainder by the estimated amount of heat remaining, measured in thermal megawatt hours, that such assembly will produce during Heat Production. The quotient shall be computed to the nearest fifth decimal place.
“Nuclear Fuel” shall mean the separate assemblies of Nuclear Fuel and components thereof more particularly described in Schedule A hereto, as amended from time to time by means of a Fuel Schedule, in the respective forms in which such assemblies and components exist at each stage of the Nuclear Fuel Cycle, beginning with Nuclear Fuel in the form of ore which has already been mined, consisting of substances and equipment which, when loaded into a nuclear reactor, are intended to produce heat through the fission process, together with all replacements thereof and additions thereto. But “Nuclear Fuel” shall not include any assemblies, components or other items purchased and paid for by the Lessee, or sold by the Lessor to a third party, pursuant to the terms hereof.
“Nuclear Fuel Contract” shall mean any contract entered into by the Lessee with one or more Manufacturers relating to the acquisition of any Nuclear Fuel or service in connection therewith.
“Nuclear Fuel Cycle” shall mean the various stages herein defined in the process, whether physical or chemical, by which the component parts of the Nuclear Fuel are processed, enriched, designed, fabricated into assemblies utilizable for Heat Production, loaded into a reactor core, utilized, disengaged, cooled, stored and/or reprocessed, together with all incidental processes with respect to the Nuclear Fuel at any stage of said Nuclear Fuel Cycle.
“Nuclear Incident” shall have the meaning specified in the Atomic Energy Act.
“Nuclear Regulatory Commission” shall mean the independent regulatory commission of the United States government existing under the authority of the Energy Reorganization Act of 1974, as amended, or any successor organization or organizations or administrator or administrators performing any identical or substantially identical licensing and related regulatory functions.
“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Quarterly Lease Charge” shall mean the sum, for any quarter ending on the last day of each March, June, September and December, of the aggregate of the Daily Lease Charges incurred with respect to all portions of the Nuclear Fuel subject to this Lease at any time during such quarter.
“Quarterly Rent Schedule” shall mean an instrument in substantially the form of Schedule B attached hereto and made a part hereof from time to time executed by the Lessor and the Lessee for the purpose of setting forth and confirming the S.L.V. of the Nuclear Fuel and the Burn-Up Charges and Daily Lease Charges for the Nuclear Fuel.
“Reprocessing” shall mean the stage of the Nuclear Fuel Cycle in which the Nuclear Fuel, after it has completed Heat Production and Cooling, is transported to a reprocessing plant, mechanically disassembled, dissolved in acidic solution and separated into recovered forms of uranium, plutonium and other radioactive materials, or any process or processes used in place thereof.
“Restoration” shall mean the repair, reconstruction or replacement of all or any portion of the Nuclear Fuel which has been damaged or destroyed or lost or stolen or which has been affected by a Taking, as nearly as possible to the value, condition and character of such portion, and in its location, immediately prior to such damage, destruction, loss, theft or Taking, or the replacement of any assembly of the Nuclear Fuel so damaged, destroyed or lost or stolen or affected by a Taking, with Nuclear Fuel having an equivalent value and Heat Production capacity with only such alterations and additions as may be made at the Lessee’s election and as will not diminish the fair market value or usefulness of the Nuclear Fuel so repaired, reconstructed or replaced.
“Secured Note” shall mean each promissory note of the Lessor having a maturity date more than 270 days from its date of issuance, issued pursuant to a Secured Note Agreement and the proceeds of which are used to pay Acquisition Cost or Capitalized Cost or to pay borrowings previously incurred by the Lessor in connection with the financing of its acquisition or ownership of Nuclear Fuel and the holder of which is entitled to the benefit of the security interest granted to the Assignee pursuant to a Security Agreement.
“Secured Note Agreement” shall mean each note agreement, dated as of February 24, 1989, between the Lessor and lenders with respect to the sale by the Lessor of Secured Notes, Series A, and any similar agreement entered into between the Lessor and institutional investors relating to the issuance and sale by the Lessor of any other series of Secured Notes.
“Security Agreement” shall mean an agreement from the Lessor to the Assignee, which creates a security interest in the Nuclear Fuel, as the same may be entered into and/or amended from time to time.
“Stipulated Loss Value” or “S.L.V.” shall mean with respect to any portion of the Nuclear Fuel at any time leased hereunder, the excess of the amount of the Investment in such portion over the aggregate amount of the Burn-Up Charges theretofore paid by the Lessee to the Lessor in respect of such portion.
“Taking” shall mean a loss, during the term hereof, of the title to, ownership of or use and possession of the Nuclear Fuel, or any material portion thereof, or any material interest therein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the rights of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Nuclear Fuel, or any material portion thereof, by any governmental authority, civil or military.
“Termination Event Date” shall have the meaning assigned to that term in Section 20(b) of this Lease.
“Termination Rent” shall mean an amount which, when added to the Stipulated Loss Value then payable by the Lessee pursuant to Section 20(b) or Section 25(b) hereof, as the case may be, will be sufficient to enable the Lessor (i) to retire, at their respective maturities, all of Lessor’s then outstanding obligations under (A) any Credit Agreement, including all Commercial Paper issued thereunder and all loans obtained thereunder and (B) any Secured Note Agreement, including all Secured Notes issued pursuant thereto, and (ii) to pay all charges, premiums and fees owed to any lender under a Credit Agreement or Secured Note Agreement or to the Assignee.
“Termination Settlement Date” shall have the meaning assigned to that term in Section 20(b) of this Lease.
“Unavoidable Delays” shall mean delays due to strikes, acts of God, governmental restrictions or regulatory delays, enemy action, civil commotion, fire, unavoidable casualty causes affecting the integrity of generating or transmission systems, or other causes beyond the control of the Lessee.

Section 2.	Representations and Warranties of Lessee.
The Lessee represents and warrants to the Lessor:
(a)Organization, Standing, etc. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas, is duly qualified to do business in Mississippi and has all requisite corporate power and authority, and has obtained all necessary governmental licenses and permissions, to carry on its business and to execute, deliver and perform this Lease.

(b)Financial Statements. The Lessee has furnished to the Lessor copies of its Annual Report on Form 10-K for the year ended December 31, 1987, its Annual Report to Shareholders for the year 1987, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1988, June 30, 1988 and September 30, 1988 and its Current Reports on Form 8-K dated December 1, 1988, December 28, 1988 and January 9, 1989. The financial statements contained in such documents fairly present the financial condition and results of operations of the Lessee as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be otherwise disclosed in the footnotes thereto).

(c)Changes, etc. Since September 30, 1988, no change has occurred in the condition or business of the Lessee which is continuing and which in any way impairs the ability of the Lessee to perform its obligations under the Lease.

(d)Litigation, etc. Except as may be disclosed in or contemplated by the Lessee’s Annual Report on Form 10-K for the year ended December 31, 1987 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1988, June 30, 1988 and September 30, 1988, its Current Reports on Form 8-K dated December 1, 1988, December 28, 1988 and January 9, 1989, as supplemented by any information separately provided to the Lessor, and its Annual Report to Shareholders for the year ended December 31, 1987, there is no action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Lessee, threatened (or any basis therefor) against or affecting the Lessee or any property or rights of the Lessee which questions the validity of this Lease or which is reasonably likely to be adversely determined, and which, if so determined, would impair the ability of the Lessee to perform its obligations hereunder.

(e)Compliance with Other Instruments, etc. The execution, delivery and performance of this Lease will not result in any violation of any term of the Articles of Incorporation, as amended, or the By-Laws, as amended, of the Lessee or of any material agreement, indenture or similar instrument, license, judgment, decree, order, law, statute, ordinance or governmental rule or regulation applicable to the Lessee, including, without limitation, the Lessee’s Mortgage and Deed of Trust.

(f)Governmental Consent, etc. No consent, license, order, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority on the part of the Lessee is required in connection with the valid execution, delivery and performance of this Lease, except the approving Order of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, which has heretofore been applied for and obtained and which remains in full force and effect and the filing of a certificate pursuant to Rule 24 of the Public Utility Holding Company Act of 1935, as amended, following the execution and delivery of this Lease.

Section 3.Lease of Nuclear Fuel; Term.

(a)The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Nuclear Fuel for the term provided in this Lease and subject to the terms and provisions hereof.

(b)The term of this Lease shall begin at 12:01 A.M., New York City time, on February 24, 1989, and unless extended as herein provided or unless sooner terminated as hereunder provided pursuant to Section 20, shall end at the later to occur of (i) if any Secured Notes are issued, the final maturity date of one or more Secured Notes on a date on which no other Secured Notes are outstanding or (ii) the close of business in New York City on February 28, 1994; provided, however, that unless either the Lessor or the Lessee shall have given notice to the other by February 1 in 1992, or in any subsequent year, stating that this Lease shall terminate at the close of business in New York City on February 28, or in the case of a leap year, February 29 of the second following year, then the term of this Lease shall thereupon automatically be extended for one additional year, without the necessity of any action by the Lessor or the Lessee. Not less than 15 and not more than 30 days prior to each date on which the parties could give such notice of termination, Lessor shall in writing inform Lessee of its right to give such notice and of the automatic extension of this Lease if neither Lessee nor Lessor gives such notice of termination. This Lease shall in any event terminate at the close of business in New York City on February 28, 2039, if the term shall be extended until then.

Section 4.Title to Remain in the Lessor; Fuel Management; Nuclear Fuel to be Personal Property and Used for Generation; Location; Contract Assignment.

(a)Title to and ownership of the Nuclear Fuel shall at all times remain in the Lessor and at no time become vested in the Lessee, except in accordance with an express provision of this Lease. This is a lease only, and shall not give or grant to the Lessee any right, title or interest in or to the Nuclear Fuel, or any portion thereof, except the rights of a lessee in accordance with the provisions hereof.

(b)So long as no Event of Default shall have occurred and be continuing and the Lessor shall not have elected to exercise any of its remedies under Section 25 hereof, the Lessee shall have full right and lawful authority to engage in Fuel Management. The Lessee is hereby designated the lawful representative of the Lessor in all dealings with Manufacturers and any regulatory agency having jurisdiction over the ownership or possession of the Nuclear Fuel.

(c)The Nuclear Fuel is personal property and the Lessee shall, at its expense, take all such action as may be required to cause the Nuclear Fuel to retain its character as personal property and to refrain from taking any action that would cause it to lose its character as personal property. The Nuclear Fuel shall not become part of any real property on which it or any portion thereof may from time to time be situated, notwithstanding the means by which it is installed or attached thereto and notwithstanding any law or custom or the provision of any lease, mortgage or other instrument applicable to any such real property. The Lessee agrees to indemnify the Lessor against and to hold the Lessor harmless from, all losses, costs and expenses resulting from any of the Nuclear Fuel becoming part of real property, and such indemnification shall survive the termination of this Lease, in whole or in part.

(d)The Lessee represents and warrants to the Lessor that the Nuclear Fuel location will be limited to: (x) a Manufacturer’s facilities, (y) transit between Manufacturers’ facilities and other Manufacturers’ facilities or the Generating Facility and (z) the Generating Facility. Each assembly of the Nuclear Fuel will be located during its Heat Production or Cooling stage in the Generating Facility. The Lessee shall advise the Lessor and the Assignee of the States in which Nuclear Fuel may be located during the Nuclear Fuel Cycle. The Lessee shall advise the Lessor and the Assignee of any additional State and location in which the Nuclear Fuel may be located thirty days prior to its movement to such State and location.

(e)Except to the extent otherwise agreed to by the Lessor, prior to obtaining pursuant to Section 6 hereof any payment by the Lessor to a Manufacturer pursuant to a Nuclear Fuel Contract, the Lessee shall deliver to the Lessor an executed Assignment Agreement (in substantially the form attached as Schedule F hereto) with respect to such Contract (thereafter an “Assigned Nuclear Fuel Contract”) together with a Consent and Agreement (substantially in the form attached to Schedule F hereto) insofar as it relates to Nuclear Fuel executed by the Manufacturer that is a party to said Assigned Nuclear Fuel Contract.

Section 5.Basic Rent and Additional Rent; Procedure for Paying Basic Rent.

(a)The Lessee covenants to pay to the Lessor or, if so directed by the Lessor, the Assignee, on April 30, 1989 and on the last day of each January, April, July and October thereafter (or if such day is not a Business Day, on the next preceding Business Day) (each such date being herein called a “Basic Rent Payment Date”), at not later than 11:00 A.M., New York City time, the respective amounts of Basic Rent shown on Annex I to the Quarterly Rent Schedule delivered to the Lessor in accordance with clause (i) of Section 5(c) hereof in respect of such Basic Rent Payment Date.

(b)The Lessee hereby covenants and agrees that it will not cause or suffer any assembly of the Nuclear Fuel to be engaged in any nuclear reactor until the Lessee delivers to the Lessor a certificate, dated the date of delivery and signed by a qualified engineer, who may be an employee of the Lessee, describing all assemblies of Nuclear Fuel then being engaged in any nuclear reactor in substantially the form described in Schedule A hereto; provided that such a certificate for assemblies initially listed in Schedule A shall be delivered to the Lessor at the time of execution of this Lease.

(c)At least 15 days before each Basic Rent Payment Date, the Lessor shall deliver to the Lessee a Quarterly Rent Schedule completed as to Columns 1, 2, 3 and 4 and as to Annex I/ thereto. On such Basic Rent Payment Date, the Lessee shall

(i)deliver to the Lessor the Quarterly Rent Schedule so received duly completed as to the remaining Columns and as to Annex I; and

(ii)pay to the Lessor or the Assignee as the Lessor may direct in writing the amount shown for Basic Rent in such Annex I for the calendar quarter ended on the last day of the month preceding the month during which such Basic Rent Payment Date occurs.

Each such Quarterly Rent Schedule shall be signed and delivered in triplicate.
(d)All sums payable by the Lessee to the Lessor shall be payable in Federal funds and shall be paid to the Lessor at the Lessor’s address for purposes of notices hereunder or to such other Person or at such other address as the Lessor may from time to time designate.

(e)In addition to the Basic Rent, the Lessee shall also pay from time to time as provided in this Lease or on demand of the Lessor, all Additional Rent as and when due and payable. In the event of any failure by the Lessee to pay any Additional Rent, the Lessor shall have all the rights, powers and remedies as in the case of failure to pay Basic Rent.

(f)The Lessee may prepay Basic Rent at any time. Such payment shall be credited against subsequent amounts owed by the Lessee on account of Basic Rent.

(g)In addition to Basic Rent and Additional Rent, the Lessee will also pay, from time to time, upon demand of the Lessor or the Assignee (to the extent the Assignee may exercise the Lessor’s rights hereunder), advance rent (the “Advance Rent”) in such amounts as may be required to permit the Lessor to pay in full the amount of any component of Daily Lease Charge which is then due and payable by the Lessor to the extent that funds for the payment of such component may not then be obtainable by the Lessor by effecting borrowings permitted by a Credit Agreement or any Secured Note Agreement. Any such payment of Advance Rent shall be credited against subsequent amounts owed by the Lessee on account of Basic Rent. In the event of any failure by the Lessee to pay any Advance Rent, the Lessor shall have all of the rights, powers and remedies as in the case of a failure to pay Basic Rent.

(h)The obligations of the Lessee to pay Basic Rent, Additional Rent, Advance Rent, Termination Rent and the amounts specified in Section 10(c), Section 20(b) and Section 25(b)(ii) shall be absolute and unconditional and the payment of such amounts shall not be subject to any right of set-off, counterclaim, recoupment, defense, abatement, suspension, deferment or reduction. The foregoing agreement by the Lessee is without prejudice to its right to pursue, by separate action, any claim which the Lessee may have against any Person, including, without limitation, the Lessor, the Assignee or each Person who is a lender under a Credit Agreement or a Secured Note Agreement.

Section 6.Payment of Costs by the Lessor.

So long as no Event of Default or event which, with the giving of notice or the lapse of time or both, would be an Event of Default has occurred and is then continuing and the Lessee’s representations and warranties set forth in Section 2 are true, whenever the Lessee desires the Lessor to acquire title to property which, upon such acquisition, shall become part of the Nuclear Fuel and to pay any Acquisition

Cost relating thereto, or the Lessee desires to obtain payment to a Manufacturer or payment to the Lessee of any Acquisition Cost or Capitalized Cost or both of any portion of the Nuclear Fuel, including Nuclear Fuel acquired after the date of this Lease either as additional Nuclear Fuel or as replacement Nuclear Fuel, the Lessee may deliver to the Lessor a Fuel Schedule in substantially the form of Schedule D, dated as of the date of delivery and fully executed by the Lessee, which shall (i) describe in Annex II thereto, in the same manner as in Schedule A hereto, such portion of the Nuclear Fuel, (ii) set forth in Annex I thereto, in the manner specified in Section 29 hereof, the Acquisition Cost and Capitalized Cost payable to such Manufacturer or incurred by the Lessee as of the date of such Fuel Schedule with respect to such portion of the Nuclear Fuel and (iii) set forth in item 2 of the Fuel Schedule that portion of such Acquisition Cost and Capitalized Cost which has not previously been the basis of payment to such Manufacturer or payment to the Lessee pursuant to this Section 6, and with respect to which the Lessee desires payment. At such time as a Nuclear Fuel Contract provides for transfer of title to any portion of the Nuclear Fuel for which a Fuel Schedule has been or is being submitted to the Lessor by the Lessee, the Lessee shall cause the appropriate Manufacturer to deliver to the Lessor a duly executed Bill of Sale substantially in the form of Schedule C hereto describing such portion of the Nuclear Fuel unless the Nuclear Fuel Contract provides for the transfer of title to the Lessor without execution and delivery by the relevant Manufacturer of a Bill of Sale; and at such time as a Fuel Schedule is delivered the Lessee shall deliver to the Lessor a duly executed Bill of Sale substantially in the form of Schedule C hereto describing any portion of the Nuclear Fuel to which the Lessee has title; and the Lessor shall accept such Bill or Bills of Sale. Not earlier than five days nor later than ten days after the Lessor shall have received a Fuel Schedule hereunder, the Lessor shall pay to the Manufacturer designated in the Fuel Schedule or, as the case may be, to the Lessee the amount of the requested payment and shall complete such Fuel Schedule so delivered to it by (y) setting forth in Annex I thereto the Investment in such portion of the Nuclear Fuel as of the date of such payment and (z) executing such Fuel Schedule and delivering copies thereof to the Lessee, provided, however, that the Lessor shall not be required to make any payment pursuant to this Section 6 if and to the extent that such payment exceeds (a) the amount of the proceeds of borrowings which would be available to it under any Credit Agreement and any Secured Note Agreement then in effect under which the Lessor could make borrowings for such purpose contemporaneously with such payment, minus (b) $5,000,000.

Section 7.	Taxes.

The Lessee agrees that it will promptly pay all taxes, assessments and other governmental charges and fees levied or assessed upon the interest of the Lessee during the term of this Lease in the Nuclear Fuel or any part thereof and against the Lessor on account of the transactions, including investments, contemplated by this Lease, including without limitation, any Federal or state income, excess profits or franchise taxes against the Lessor on or measured by any moneys payable hereunder or the net income therefrom; provided, that this Section 7 shall not be deemed to obligate the Lessee to pay any taxes, assessments and other governmental charges and fees which may have been included in the Capitalized Cost of any Nuclear Fuel. The Lessee further agrees at its expense to do all things required to be done by the Lessor in connection with the levy, assessment, billing or payment of any such taxes (other than Federal or state income, excess profits or franchise taxes) and is hereby authorized by the Lessor to act for and on behalf of the Lessor in any and all such respects, and to file, on behalf of the Lessor, all required tax returns and reports (other than returns and reports in respect of Federal or state income, excess profits or franchise taxes) concerning the Nuclear Fuel. The obligations of the Lessee under this Section 7 shall survive any termination of this Lease, in whole or in part.

Section 8.	Condition and Use of Nuclear Fuel; Quiet Enjoyment.

(a)Each assembly of the Nuclear Fuel is leased subject to the rights of any parties in possession thereof and the state of the title thereto and the rights of ownership therein whenever the same first becomes subject to this Lease, and to all applicable zoning regulations, restrictions, rules, licenses and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and in the state and condition thereof when the same first becomes subject to this Lease, without representations or warranties of any kind by the Lessor, the Assignee, or any Person acting on behalf of any of them. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE TYPE AND DESIGN OF THE NUCLEAR FUEL HAS NOT BEEN SELECTED BY THE LESSOR, THAT THE LESSOR OR THE ASSIGNEE HAVE NOT SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE MANUFACTURE OF ANY PORTION THEREOF AND THAT NEITHER THE LESSOR, THE ASSIGNEE, EACH PERSON WHO IS A LENDER UNDER A CREDIT AGREEMENT OR A SECURED NOTE AGREEMENT NOR ANY PERSON (EXCEPT THE LESSEE) ACTING ON BEHALF OF ANY THEREOF (I) IS A MANUFACTURER OF, OR DEALER IN, NUCLEAR MATERIAL OF ANY KIND OR HAS ANY LICENSE TO USE OR POSSESS SUCH MATERIAL, (II) HAS MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO (A) THE CHOICE OF ANY SUPPLIER, VENDOR, PROCESSOR, DESIGNER, FABRICATOR OR TRANSPORTER OF, OR ANY OTHER CONTRACTOR WITH RESPECT TO, THE NUCLEAR FUEL OR ANY PORTION THEREOF OR (B) ANY ACTION TAKEN OR TO BE TAKEN WITH RESPECT TO THE NUCLEAR FUEL OR ANY PORTION THEREOF AT ANY STAGE OF THE NUCLEAR FUEL CYCLE, (III) HAS AT ANY TIME HAD PHYSICAL POSSESSION OF ANY PORTION OF THE NUCLEAR FUEL OR MADE ANY INSPECTION THEREOF OR (IV) HAS MADE ANY WARRANTY OR OTHER REPRESENTATION, EXPRESS OR IMPLIED, THAT THE NUCLEAR FUEL (X) WILL NOT RESULT IN INJURY OR DAMAGE TO PERSONS OR PROPERTY, (Y) HAS BEEN PROPERLY DESIGNED OR FABRICATED OR WILL ACCOMPLISH THE RESULTS WHICH THE LESSEE INTENDS THEREFOR OR (Z) IS SAFE IN ANY MANNER OR RESPECT. NO WARRANTY HAS BEEN OR IS MADE BY THE LESSOR, THE ASSIGNEE OR ANY PERSON ACTING ON BEHALF OF ANY OF THEM, EXPRESS OR IMPLIED, RELATING TO THE NUCLEAR FUEL OR ANY PORTION THEREOF, WITH RESPECT TO MERCHANTABILITY, FITNESS OR OTHERWISE, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER PRESENT OR FUTURE LAW, OR OTHERWISE.

(b)So long as no Event of Default shall have occurred and be continuing, the Lessor hereby authorizes the Lessee at the Lessee’s cost and expense, to assert all rights and claims, and to bring suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any seller’s, Manufacturer’s (including miller’s, converter’s, enricher’s or reprocessor’s), transporter’s, designer’s or fabricator’s warranties or undertakings, express or implied, relating to any portion of the Nuclear Fuel and to retain the proceeds of any such suits, actions and proceedings.

(c)The Lessee has investigated the state of the title to and rights of ownership in the Nuclear Fuel subject to this Lease at the commencement of the term hereof, and has made a physical inspection of the Nuclear Fuel subject to this Lease at the commencement of the term hereof or reasonably prior thereto, and is satisfied with and has approved the same for all purposes hereof. The Lessee will, from time to time after such commencement, make a similar investigation and inspection of each portion of the Nuclear Fuel as the same becomes subject to this Lease, and will not permit any such portion to become subject to this Lease unless the Lessee is similarly satisfied with and has similarly approved the same for all purposes thereof. No approval by the Lessee pursuant to this Section 8(c) shall affect or impair any of the Lessee’s rights under Section 8(b).

(d)So long as no Event of Default shall have occurred and be continuing, the Lessee shall have exclusive possession and use of the Nuclear Fuel. The Nuclear Fuel may be used for any lawful purpose. The Lessee will not do or permit any act or thing which is contrary to any Legal Requirement or Insurance Requirement or which might impair the value or usefulness of the Nuclear Fuel or any part thereof other than in the normal usage thereof in the production of electric energy.

Section 9.Maintenance of the Nuclear Fuel.

The Lessee will (i) at its own expense (without limiting the Lessee’s right to request payment by the Lessor of such expense provided in Section 6) keep the Nuclear Fuel in good condition and will promptly make or cause to be made all necessary or appropriate repairs, replacements and renewals or Restoration thereof, and (ii) at its own expense (without limiting the Lessee’s rights to request payment by the Lessor of such expense provided in Section 6) arrange for the proper Fuel Management. All repairs, replacements and renewals shall be done in a workmanlike manner. The Lessee will be responsible for all actions and expense necessary or appropriate for the proper utilization, preservation and safety of the Nuclear Fuel. The Lessor shall not be required to perform any construction, or to alter, repair, rebuild or replace the Nuclear Fuel or any portion thereof, or to maintain, service or manage the Nuclear Fuel or any portion thereof in any way, and the Lessee hereby expressly waives the right to perform any construction or to make such alterations or repairs or to effect any such Fuel Management at the expense of the Lessor which may be required by any law now in effect or hereafter enacted.

Section 10.	Removals; Transfer to the Lessee; Commingling; Substitution; Location.

(a)If no Event of Default under this Lease shall have occurred and be continuing, the Lessee shall have the right at any time and from time to time during the continuance of this Lease, at the Lessee’s expense (without limiting the Lessee’s rights to request payment by the Lessor of such expense provided in Section 6) to move any assembly of the Nuclear Fuel from the Generating Facility to any other location in the continental United States for the purpose of having services performed thereon in connection with any stage of the Nuclear Fuel Cycle other than the Heat Production and Cooling stages, provided that no such action shall materially reduce the then fair market value of such assembly, and provided, further, that unless such assembly shall have been released from this Lease pursuant to Section 10(b), (i) such assembly shall be and remain the property of the Lessor, subject to this Lease and the Security Agreement, and (ii) as a condition to such removal and relocation, all necessary governmental approvals and licenses with respect thereto shall have been procured and shall be in full force and effect, all necessary recordings and filings (including financing statements and continuation statements under any applicable Uniform Commercial Code) shall have been duly made in the public offices in which such recordings and filings must be made in order to publish notice, or otherwise protect the validity and effectiveness, of this Lease and the security interest created by the Security Agreement, and all fees, taxes and charges payable in connection with such recordings and filings shall have been paid in full by the Lessee. Any such removal shall constitute the agreement of the Lessee that the Lessee will continue to be obligated in respect of such assembly as provided in this Lease notwithstanding such removal, that the Lessee will pay or cause to be paid (except as provided in Section 6) all taxes and expenses incurred or to be incurred by the Lessor, the Lessee and the Assignee by reason of such removal and relocation, and that the indemnities by the Lessee contained in Section 11 shall extend to the use, possession, conduct or management, or any work, improvement, demolition or thing done in or about or in respect, of such assembly so removed to the same extent as if its place of relocation were the Generating Facility. The provisions of this Section 10(a) shall be applicable to each subsequent removal of any assembly of the Nuclear Fuel so removed from the place of relocation to which it was removed after its initial removal from the Generating Facility.

(b)At any time and from time to time, the Lessee shall have the right to purchase any portion, but not all, of the Nuclear Fuel. Whenever the Lessee desires to purchase any portion, but not all, of the Nuclear Fuel regardless of the then present stage of its Nuclear Fuel Cycle, then the Lessee shall deliver to the Lessor a certificate in the form of Schedule B hereto showing the Stipulated Loss Value of such portion of the Nuclear Fuel at the date of such certificate and shall pay to the Lessor, in the manner provided in Section 5(d) hereof, an amount equal to such Stipulated Loss Value. Thereupon the Lessor shall execute and deliver to the Lessee a Bill of Sale in the form of Schedule E hereto transferring to the Lessee for no additional consideration all right, title, interest and claim of the Lessor to such portion of the Nuclear Fuel free and clear of all liens and security interests under the Security Agreement. Thereupon such portion of the Nuclear Fuel shall cease to be Nuclear Fuel and shall cease to be subject to any provision of this Lease or of the Security Agreement. Upon delivery of such Bill of Sale, the Lessor and the Lessee shall execute a Fuel Schedule eliminating the description of such portion of the Nuclear Fuel from Schedule A to this Lease as theretofore supplemented and amended.

(c)The Lessee shall, upon (i) the regularly scheduled final maturity of the Lessor’s borrowings under a Credit Agreement following a determination by the lenders under such Credit Agreement not to extend the maturity of such borrowings and (ii) the regularly scheduled final maturity date of one or more Secured Notes of the Lessor, in each case under circumstances where the Lessor cannot obtain funds to meet such maturities through the proceeds of borrowings which would be available to the Lessor under any Credit Agreement and any Secured Note Agreement then in effect, purchase an amount of Nuclear Fuel to be designated by the Lessee not less than 15 days prior to such purchase, by delivering to the Lessor a certificate in the form of Schedule B hereto showing that the Stipulated Loss Value of the designated Nuclear Fuel is not less than the amount of the Lessor’s borrowings maturing under the circumstances set forth above. The Lessor shall give the Lessee at least 60 days’ notice of the above maturities and circumstances. The Lessee shall pay to the Lessor, in the manner provided in Section 5(d) hereof, an amount equal to such Stipulated Loss Value. In addition, the Lessee shall at such time pay all Additional Rent and Advance Rent then due and payable to the Lessor. Thereupon, the Lessor shall deliver to the Lessee a Bill of Sale in the form of Schedule E hereto transferring to the Lessee for no additional consideration, all right, title, interest and claim of the Lessor to such portion of the Nuclear Fuel free and clear of all liens and security interests under the Security Agreement. Thereupon such portion of the Nuclear Fuel shall cease to be subject to any provision of this Lease or of the Security Agreement. Upon delivery of such Bill of Sale, the Lessor and the Lessee shall execute a Fuel Schedule eliminating the description of such portion of the Nuclear Fuel from Schedule A to this Lease as theretofore supplemented and amended.

(d)The Lessor and the Lessee recognize that during the processing and reprocessing of Nuclear Fuel leased hereunder before and after its utilization in the Generating Facility, a Manufacturer performing services on such Nuclear Fuel may require that title thereto be transferred to such Manufacturer and such Nuclear Fuel be commingled with other nuclear fuel, with an obligation on such Manufacturer, upon completion of the services to reconvey a specified amount of Nuclear Fuel. Accordingly, the Lessor and the Lessee agree that (i) Nuclear Fuel leased hereunder may become subject to such a contract notwithstanding any provision of this Lease to the contrary, (ii) as between the Lessor and the Lessee, such Nuclear Fuel shall be deemed to be and remain leased hereunder while title thereto is in such Manufacturer and (iii) title to the Nuclear Fuel delivered by such Manufacturer upon completion of its services automatically shall vest in the Lessor and such Nuclear Fuel automatically shall be leased hereunder in substitution for the Nuclear Fuel originally delivered to such Manufacturer.

(e)After the utilization of the Nuclear Fuel leased hereunder in the Generating Facility, the Lessor will at the Lessee’s request, and upon approval of such request by the Lessor, which approval shall not be unreasonably withheld, transfer title to Nuclear Fuel leased hereunder in accordance with Section 21 hereof to a third party in exchange for the simultaneous transfer to the Lessor of clear and unencumbered title to replacement Nuclear Fuel having a fair market value not less than that of the Nuclear Fuel conveyed to such third party. The Nuclear Fuel received by the Lessor pursuant to any such exchange shall be automatically substituted for the Nuclear Fuel delivered by the Lessor and shall be deemed to be subject to this Lease. Subject to the limitation on payment contained in Section 6, the Lessor shall pay any additional amounts required to effect such exchange. Such payments shall increase the Acquisition Cost of the substituted Nuclear Fuel and a new Fuel Schedule reflecting transfers and such increased Acquisition Cost shall be executed and delivered by the Lessor and the Lessee.

Section 11.Indemnification by the Lessee.

The Lessee shall pay, and shall protect, indemnify and save harmless the Lessor, any Affiliate of the Lessor, United States Trust Company of New York, the Assignee, each Person who is a lender under a Credit Agreement or a Secured Note Agreement, Merrill Lynch & Co., Inc., Merrill Lynch Money Markets Inc., and their respective officers, directors, incorporators, shareholders, partners, employees, affiliates, agents and servants from and against, all Impositions, all liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys’ fees and expenses) or judgments of any nature arising from any and all of the following during the term of this Lease and thereafter arising in connection with this Lease: (a) any injury to or disease, sickness or death of persons, or loss of or damage to property, occurring through or resulting from any Nuclear Incident involving or connected in any way with the Nuclear Fuel or any portion thereof, or in any manner growing out of or relating to the acquisition, ownership, possession, disposition, sale, use, nonuse, misuse, fabrication, design, cycling, recycling, transportation, containerization, cooling, processing, reprocessing, storing, condition, operation, construction, maintenance, management, repair or rebuilding of the Nuclear Fuel or any portion thereof or resulting from the condition of the land underlying the Nuclear Fuel, (b) any use, nonuse or condition of the Generating Facility or the land underlying the Generating Facility, (c) any violation, or alleged violation, of this Lease, or of any contracts or agreements to which the Lessee is a party or by which it is bound, or any Legal Requirements, (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Nuclear Fuel or any portion thereof, (e) any infringement or alleged infringement of any patent, copyright, trade secret or other similar right relating to the Nuclear Fuel or any portion thereof and (f) qualification to do business in any jurisdiction necessary in connection with its obligations under this Lease; provided that, Lessee shall not be required to indemnify any of the above parties with respect to any of the above arising out of such party’s gross negligence or willful misconduct. In the event that any action, suit or proceeding is brought against the Lessor, the Assignee or any other Person indemnified or intended to be indemnified pursuant to this Section 11 by reason of any such occurrence, the Lessee will, at the Lessee’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Lessee and reasonably acceptable to the Person or Persons indemnified or intended to be indemnified under this Section 11. The obligations of the Lessee under this Section 11 shall survive any termination of the Lease, in whole or in part.

Section 12.	Inspection; Right to Enter Generating Facility.

The Lessor and its authorized representatives may enter the Generating Facility at reasonable times for the purpose of inspecting the Nuclear Fuel and the reactor in which it may be loaded from time to time (subject to availability for inspection) and discussing its condition and performance with the responsible officers, agents and employees of the Lessee. The Lessee agrees, subject to applicable state and Federal laws and regulations, to make the Nuclear Fuel and the reactor in which it may be loaded from time to time available (to the extent practicable) for such inspection and to provide customary protective procedures and devices in connection therewith, and to make such officers, agents and employees available for such discussion promptly after receiving notice thereof. The Lessor shall not have any duty to make any such inspection or conduct any such discussion and shall not incur any liability or obligation for not making any such inspection or for not conducting any such discussion.

Section 13.	Payment of Impositions; Recording.

(a)Subject to the provisions of Section 16 hereof, the Lessee will pay all Impositions before any fine, penalty, interest or cost may be added for non-payment, and will furnish to the Lessor, upon request, copies of official receipts or other satisfactory proof evidencing such payment.

(b)The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, Bills of Sale, financing and continuation statements and other instruments as may be reasonably requested by the Lessor in order to evidence the respective interests of the Lessor and the Lessee in the Nuclear Fuel or any portion thereof and in order to establish the character thereof as personal property, and shall, at its expense, cause such documents and any Credit Agreement and any Security Agreement if so requested by the Lessor to be recorded, filed or registered and to be re-recorded, refiled or re-registered in such manner and at such times and in such places as may be required by any present or future law applicable to the Nuclear Fuel or any portion thereof in order to publish notice and perfect the validity of such interests.

Section 14.Compliance with Legal and Insurance Requirements, and with Instruments.

Subject to the provisions of Section 16 hereof, the Lessee at its expense will promptly (i) comply in all material respects with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural or basic mechanical changes in the Generating Facility, or in any design or fabrication of the Nuclear Fuel or any portion thereof, and whether or not such compliance will interfere with the use and enjoyment of the Nuclear Fuel or any portion thereof, (ii) procure, maintain and comply with all permits, licenses and other authorizations required for the ownership of the Nuclear Fuel or any portion thereof by the Lessor, or for any operation or use of the Nuclear Fuel or any portion thereof then being made and for the proper maintenance thereof, and for the taking of all necessary and proper steps in the management of the Nuclear Fuel through each stage of the Nuclear Fuel Cycle, and (iii) comply with any other instruments of record or any contract or agreement at the time in force affecting title to or ownership of the Nuclear Fuel or any portion thereof.

Section 15.	Liens.

The Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge, any mortgage, lien, encumbrance or charge on, security interest in, or conditional sale or other title retention agreement with respect to, the Nuclear Fuel or any portion thereof, or upon the Lessee’s leasehold interest therein, or upon the Basic Rent, Additional Rent, Advance Rent or any other sum payable under this Lease, other than (i) this Lease and any assignment hereof permitted hereby, (ii) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted by Section 16 hereof, (iii) liens and security interests created by any Security Agreement and other liens, charges or encumbrances resulting from acts of the Lessor or securing obligations of the Lessor which the Lessee is not obligated to pay or discharge under the terms of this Lease, (iv) the title transfer and commingling of the Nuclear Fuel contemplated by Section 10(d) hereof, and (v) liens of mechanics, laborers, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums of money which under the terms of the related contracts are not at the time due, provided that such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made in respect thereto.

Section 16.	Permitted Contests.

The Lessee, at its expense, may contest after prior notice to the Lessor, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or lien therefor, or any Legal Requirement, or any other mortgage, lien, encumbrance, charge, security interest, conditional sale or other contract or agreement referred to in Section 15 hereof; provided that (i) in the case of an unpaid Imposition or lien therefor, such proceedings shall suspend the collection thereof from the Lessor, (ii) neither the Nuclear Fuel nor any portion thereof or interest therein would be subject to being sold, forfeited, confiscated, condemned or lost, (iii) neither the use of the Nuclear Fuel or any portion thereof, nor the taking of any step necessary or proper with respect thereto in the management thereof through any stage of the Nuclear Fuel Cycle, nor the performance of any other act required to be performed by the Lessee under this Lease would be enjoined, prevented or otherwise interfered with, (iv) the Lessor would not be subject to any additional civil liability (other than interest which the Lessee agrees to pay), or any criminal liability, for failure to pay any such Imposition or to comply with any such Legal Requirement or any such other mortgage, lien, encumbrance, charge, contract or agreement, and (v) the Lessee shall have set aside on its books adequate reserves (in accordance with generally accepted accounting principles) with respect thereto and shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by the Lessor. The Lessee will pay, and save the Lessor harmless against, all losses, judgments, decrees and costs, including reasonable attorneys’ fees and expenses, in connection with any such contest and will, promptly after the determination of such contest, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith, and such indemnification by the Lessee shall survive the termination of this Lease, in whole or in part.

Section 17.	Insurance.

The Lessee shall, at its own cost and expense, procure and maintain, or cause to be procured and maintained, liability insurance and indemnification agreements with respect to the Generating Facility, including Nuclear Fuel insuring and indemnifying the respective interests of the Lessor, United States Trust Company of New York, the Lessee, each Person who is a lender under a Credit Agreement or a Secured Note Agreement and the Assignee (each of the foregoing is hereinafter sometimes called an “Insured Person”) to the full extent required under the Atomic Energy Act, or under any other law, rule or regulation. In the event the provisions of the Atomic Energy Act with respect to liability insurance and the indemnification of owners, licensees and operators of Nuclear Fuel thereunder shall change, then the Lessee shall use its best efforts to obtain equivalent insurance and indemnification from the Nuclear Regulatory Commission or from such other governmental, public and/or private sources from which such coverage is available. The Lessee shall, at its own cost and expense, procure and maintain, or cause to be procured and maintained, physical damage insurance with respect to the Nuclear Fuel insuring the Lessor and the Assignee against loss or damage to the Nuclear Fuel in a manner and in amounts which are consistent at all times with then current prudent utility industry practice in the United States and in any case to the full extent required by law or rules or regulations having the force of law. Such liability and physical damage insurance may be subject to such deductible amounts and to the extent the Lessor and the Assignee may consent in writing, which consent will not be unreasonably withheld, the Lessee may self-insure with respect to such liability and physical damage insurance, provided that such deductible amounts and such self-insurance are permitted under all applicable laws, rules and regulations. The Lessor and the Assignee shall be additional insureds where possible, and, with respect to physical damage coverage, the Lessor and the Assignee shall be loss payees, as their interests may appear under this Lease, in all insurance policies and indemnification agreements required under this Section 17. All such policies and indemnification agreements, where possible, shall provide for at least ten days prior written notice to the Lessor and the Assignee of any cancellation of or any material adverse change in such policies by the insurer. The Lessee will advise the Lessor and the Assignee of all expirations (including any expiration upon cancellation by the Lessee) and renewals of policies and will upon request of the Lessor and the Assignee provide the Lessor and the Assignee with insurance certificates from its insurance brokers in respect of the insurance procured pursuant to the provisions of this Section 17. Upon execution of this Lease and at yearly intervals thereafter, the Lessee will furnish to the Lessor and the Assignee a detailed statement as to the insurance coverage provided pursuant to this Section 17 and will further give notice as soon as practicable as to any material adverse change in the nature or availability of such coverage, including any material adverse change of which the Lessee has knowledge in the provisions of the Atomic Energy Act or any other applicable law, rule or regulation with respect to liability insurance and indemnification agreements, or any material adverse change in the application, interpretation or enforcement thereof. The Lessor and the Assignee shall be under no duty to examine such insurance policies or indemnification agreements or to advise the Lessee in case the insurance or indemnification is not in compliance herewith.

Section 18.	Damage or Destruction.

(a)If any incident of damage to or destruction of the Generating Facility, the Nuclear Fuel or any portion thereof should occur, which damage or destruction (i) is in excess of $10,000,000 and (ii) is of such a nature as to prevent Heat Production by the Nuclear Fuel, the Lessee will promptly give notice thereof to the Lessor, generally describing the nature and extent of such damage or destruction, and unless the Lessee shall have delivered to the Lessor the certificate described in Section 20(a)(i) hereof or shall have exercised its right to obtain a release of such Nuclear Fuel or portion thereof pursuant to Section 10(b) within 90 days after the happening of such incident, the Lessee, at its cost and expense (without limiting the Lessee’s right to request payment by the Lessor of such expenses provided in Section 6), will promptly commence and will complete (subject to Unavoidable Delays but in any event within 18 months after the happening of such incident) the Restoration of the Generating Facility, the Nuclear Fuel or such portion thereof, as the case may be, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose. Upon completion of the Restoration, the Lessee shall execute and deliver to the Lessor a Fuel Schedule and shall cause the relevant Manufacturer of the replacement Nuclear Fuel to execute and deliver to the Lessor a Bill of Sale substantially in the form of Schedule C, unless the Nuclear Fuel Contract provides for the transfer of title to the Lessor without execution and delivery by the appropriate Manufacturer of a Bill of Sale; and the Lessor shall accept such Bill or Bills of Sale. As to any damaged or destroyed Nuclear Fuel originally included on Schedule A, as amended, and replaced by such Restoration, the Lessor shall deliver to the Lessee a Fuel Schedule and a Bill of Sale substantially in the form of Schedule E hereto.

(b)If no Event of Default shall have occurred and be then continuing, all insurance proceeds received by the Lessor or the Assignee on account of any damage to or destruction of the Nuclear Fuel or any portion thereof (less the actual costs, fees and expenses incurred in the collection thereof for which the Person incurring the same shall be reimbursed from such proceeds) shall be paid to the Lessee.

Section 19.Condemnation or Eminent Domain.

(a)In case of a Taking or the commencement of any proceedings or negotiations which might result in any Taking, the Lessee will promptly give notice thereof to the Lessor, generally describing the nature and extent of such Taking which might result therefrom, as the case may be. The Lessee hereby assigns to the Lessor any award or payment on account of any Taking of the Nuclear Fuel or any portion thereof which is payable to the Lessee. The Lessor shall have the right to participate fully in any proceedings or negotiations in connection with any such Taking of the Nuclear Fuel or any portion thereof, provided that Lessee shall be entitled to control such proceedings or negotiations as long as no Event of Default shall have occurred and be then continuing. The Lessee will pay all reasonable costs, fees and expenses incurred by the Lessor in connection with any Taking of the Nuclear Fuel or any portion thereof and seeking and obtaining any award or payment on account thereof.

(b)In the case of any Taking, (i) the provisions of this Lease shall remain in effect, except as expressly provided below in this Section 19, without any abatement or reduction of Basic Rent, Additional Rent, Advance Rent or any other sum payable hereunder, and (ii) unless the Lessee shall have exercised within 90 days after the happening of such Taking its right to obtain a release of such Nuclear Fuel or portion thereof pursuant to Section 10(b), the Lessee, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, at its cost and expense (without limiting the Lessee’s right to request payment by the Lessor of such expenses provided in Section 6) will promptly commence and will complete (subject to Unavoidable Delays but in any event within 18 months after the happening of such Taking) Restoration of the Nuclear Fuel or the portion thereof affected by such Taking, unless the Lessee shall have delivered to the Lessor the certificate described in Section 20(a)(i) hereof within 90 days after the happening of such Taking, provided that in the case of a Taking for temporary use the Lessee shall not be required to effect such Restoration until such Taking has terminated. A Taking for temporary use shall mean a requisition of the use of the Nuclear Fuel, or any portion thereof, which by its terms does not exceed the original term of this Lease or the then current extended term. Upon completion of Restoration, the Lessee shall execute and deliver to the Lessor a Fuel Schedule, shall cause the relevant Manufacturer of the replacement Nuclear Fuel to execute and deliver to the Lessor a Bill of Sale substantially in the form of Schedule C, unless the Nuclear Fuel Contract provides for the transfer of title to the Lessor without execution and delivery by the appropriate Manufacturer of a Bill of Sale, and shall deliver to the Lessor a duly executed Bill of Sale substantially in the form of Schedule C hereto describing any portion of the Nuclear Fuel to which the Lessee has title; and the Lessor shall accept such Bill or Bills of Sale. As to any condemned or requisitioned (or otherwise taken) Nuclear Fuel originally included on Schedule A, as amended, and replaced by such Restoration, the Lessor shall deliver to the Lessee a Fuel Schedule and a Bill of Sale substantially in the form of Schedule E hereto.

(c)If no Event of Default shall have occurred and be then continuing, all awards and payments received by the Lessor on account of any Taking of the Nuclear Fuel or any portion thereof (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such awards or payments) shall be paid to the Collateral Account and, at the Lessee’s option, credited against the purchase price of Nuclear Fuel released pursuant to Sections 10(b) and 19(b) or paid to the Lessee in reimbursement of the cost of Restoration, as contemplated by Section 19(b).

(d)For purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority which has been made in connection with any Taking shall be deemed to constitute an award on account of such Taking.

Section 20.Termination After Certain Events.

(a)This Lease shall terminate in the manner and with the effect hereinafter set forth in Section 20(b) upon the happening of any of the following events:

(i)The Lessee shall have delivered to the Lessor a certificate of the Lessee, signed by its President or any Vice President stating that the Lessee desires to terminate this Lease and the Lessor is permitted to prepay at or prior to the Termination Settlement Date all Secured Notes then outstanding pursuant to the terms of such Secured Notes;

(ii)Any change in, or new interpretation by a governmental authority having jurisdiction relating to the Price-Anderson Act, as amended, or the Atomic Energy Act, or the regulations of the Nuclear Regulatory Commission thereunder, in each case as in effect on the date of this Lease, as a result of which, in the opinion of independent counsel to the Lessor, the Lessor is prohibited from asserting any material right, protection or defense available under applicable law as of the date of this Lease with respect to civil or criminal actions brought in connection with a Nuclear Incident;

(iii)If as a result of the continuing transactions contemplated by this Lease, the Lessor or any Insured Person becomes (or with the passage of time would become), or is declared by the Securities and Exchange Commission to be, an “electric utility company” as defined in the Public Utility Holding Company Act of 1935, as amended, or its officers, directors, shareholders, partners or employees shall become subject to regulation under such Act;

(iv)If as a result of the continuing transactions contemplated by this Lease, the Lessor or any Insured Person becomes (or with the passage of time would become), or is declared by the Federal Energy Regulatory Commission to be a “public utility” as defined in the Federal Power Act, as amended, or its officers, directors, shareholders, partners or employees shall become subject to regulation under such Act;

(v)If as a result of the continuing transactions contemplated by this Lease, the Lessor or any Insured Person becomes (or with the passage of time would become), or is declared by any appropriate governmental body to be, a public utility or similar entity under the laws of any state or its officers, directors, shareholders, partners or employees shall become subject to regulation under any such laws;

(vi)A change in any law or regulation or interpretation of any law or regulation as in effect on the date of this Lease shall be adopted or enforced by any governmental or regulatory authority (including, without limitation, the Nuclear Regulatory Commission, the Arkansas Public Service Commission, the Mississippi Public Service Commission, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and the New York Stock Exchange), and as a result of such adoption or enforcement, approval of the transactions contemplated by this Lease shall be required and shall not have been obtained within any grace period after such adoption or enforcement, or as a .result of which adoption or enforcement this Lease or any transaction contemplated hereby, including any payments to be made by the Lessee or the ownership of the Nuclear Fuel by the Lessor, shall be or become unlawful or the performance of this Lease shall be rendered impracticable in any material way;

(vii)The occurrence of a Nuclear Incident at the Generating Facility as a result of which the Generating Facility ceases to operate (or if the Generating Facility is not in operation immediately prior to such Nuclear Incident, the failure to resume operation as a result of such Nuclear Incident) for a period of 24 consecutive months;

(viii)If the Generating Facility shall not be operated for a period of 24 consecutive months, and the Lessor shall have given notice to the Lessee that the Lessor desires to terminate this Lease on such account;

(ix)The permanent suspension, revocation or expiration of the Nuclear Regulatory Commission operating license relating to the Generating Facility, or any portion thereof, with the result that the operation of the Generating Facility is no longer permitted; or

(x)If the Lessor or the Lessee shall have given to the other the notice of termination provided for in Section 3(b) hereof and the termination date stated in such notice shall have occurred or the termination date of February 28, 2039 provided for in Section 3(b) shall have occurred by lapse of time.

(b)Upon the date of occurrence of any of the events listed in Section 20(a) hereof (the earliest such date being herein called the “Termination Event Date”), this Lease shall cease and terminate, except with respect to obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease on or prior to the Termination Event Date and except for the Lessee’s obligations set forth in Sections 5, 7, 9, 13, 14 and 17 hereof, and in this Section 20(b), all of which obligations will continue until the delivery of documentation by the Lessor and the payment by the Lessee provided for below in this Section 20(b), and except that Lessee’s obligations under Section 11 hereof shall continue as set forth therein, and forthwith also upon such termination, title to, and the entire interest of the Lessor in, the Nuclear Fuel shall automatically transfer to and be vested in the Lessee, without the necessity of any action by either the Lessor or the Lessee, but subject to the rights of the Assignee under a Security Agreement and to the lien and security interest created thereby, provided, that title to, and the entire interest of the Lessor in, the Nuclear Fuel or any portion thereof shall, forthwith upon such termination, automatically transfer to and be vested in any Person or Persons designated by the Lessee and approved by the Lessor in writing, rather than transferring to and being vested in the Lessee as aforesaid, if but only if (i) any such Person shall, upon such termination, be lawfully entitled to accept and be vested with title to the Nuclear Fuel and (ii) prior to such termination, any such Person shall have delivered an instrument to the Lessor, in form and substance satisfactory to it, executed and acknowledged by such Person and by the Lessee, pursuant to which such Person shall irrevocably (A) undertake to accept title to, and the entire interest of the Lessor in, the Nuclear Fuel forthwith upon such termination, subject to the rights of the Assignee under a Security Agreement and to the lien and security interest created thereby, (B) agree that the transfer to and the vesting in such Person of such title and interest shall occur automatically upon such termination without the necessity of any action by either the Lessor or the Lessee or such Person, and (C) undertake to execute, upon such termination, the instrument referred to below in this Section 20(b) acknowledging, among other things, that title to and ownership of the Nuclear Fuel has transferred to and vested in such Person. As soon as possible after either the Lessor or the Lessee shall learn of the happening of any of the events listed in Section 20(a) hereof, such party shall give notice thereof to the other party hereto (and in the case of such a notice to the Lessor, signed also by such other Person in whom title to the Nuclear Fuel shall have vested as aforesaid), which notice shall (X) acknowledge that this Lease has terminated, subject to the continuing obligations of the Lessee mentioned above, and that title to and ownership of the Nuclear Fuel has transferred to and vested in the Lessee or such other Person, as the case may be, subject as aforesaid, (Y) state that on a settlement date occurring not less than 30 nor more than 120 days after the giving of notice pursuant to Section 20(a)(i) hereof and not less than 90 nor more than 120 days after the giving of notice pursuant to Sections 20(a)(ii)-(ix) hereof and on the termination date provided in Section 3(b) in the case of notice pursuant to Section 20(a)(x), which settlement date shall be specified therein (such date being herein called the “Termination Settlement Date”), the Lessee shall be obligated to pay or cause to be paid to the Lessor as the purchase price for the Nuclear Fuel an amount equal to the sum of (1) the Stipulated Loss Value of the Nuclear Fuel as of the Termination Settlement Date plus (2) the Termination Rent on the Termination Settlement Date, provided that in the case of a termination arising by virtue of the Lessor’s exercise of its rights under Section 25(b)(i) hereof, the Termination Settlement Date shall in no event be later than the termination date provided for under Section 3(b) hereof, and (Z) state that on the Termination Settlement Date, the Lessor shall be obligated to deliver to the Lessee or such other Person as the Lessee may have designated as aforesaid both a confirmatory Bill of Sale acknowledging the above-described transfer and vesting of title and ownership of the Nuclear Fuel, and an appropriate instrument or appropriate instruments duly executed by the Assignee, cancelling and discharging such Security Agreement and the liens and security interest created thereby upon the Nuclear Fuel. Upon the delivery of such notice, the Lessor and the Lessee shall become obligated to make the payment and to deliver the documentation referred to therein on such Termination Settlement Date to the same extent as if each had acknowledged in writing its obligation so to do. The Lessee’s obligation to make such payment shall be unconditional and unaffected by any event or matter whatsoever including, without limitation, failure of the Lessor to deliver such confirmatory documentation, or the quality, condition, existence, utility or title of or to the Nuclear Fuel. Any such payment made by the Lessee shall not prejudice, or constitute a waiver of, any right, claim or cause of action which the Lessee shall have against the Lessor. Such payment and delivery of documentation shall be made in accordance with Section 21 hereof.

Section 21.Conditions of Termination and Conveyance.

(a)Upon the purchase by the Lessee or such other Person pursuant to this Lease of the Lessor’s interest in the Nuclear Fuel or any portion thereof or of the Lessor’s interest in any insurance proceeds or condemnation awards (or the right to receive the same) which the Lessee is entitled to receive in connection with any such purchase by it, the Lessor will transfer the same title thereto or ownership interest therein that existed on the respective dates when the various items of property so sold first became subject to this Lease, and the Lessee or such other Person, as the case may be, shall accept the same subject to all liens, encumbrances, charges, exceptions and restrictions attaching thereto on or after the date of this Lease which have not been created by voluntary act of the Lessor or for the discharge of which the Lessee is responsible under this Lease, and to all applicable laws, regulations and ordinances, but free and clear of the lien of any Security Agreement.

(b)Upon the Termination Settlement Date specified in the notice delivered by the Lessor or the Lessee, the Lessee shall pay to the Lessor at its address for purposes of notices hereunder or to such other Person at such other place designated by the Lessor, the purchase price therefor specified herein, in Federal funds, and the Lessor shall deliver to the Lessee a confirmatory Bill of Sale acknowledging the transfer and vesting of ownership of the Nuclear Fuel and an appropriate instrument duly executed by the Assignee and/or any other necessary Person or Persons, cancelling and discharging all Security Agreements and the liens and security interests created thereby upon the Nuclear Fuel. The Lessee shall pay all expenses in connection with such transfer, including all escrow fees, search and recording and filing fees, reasonable attorneys’ fees and all applicable Federal, state and local sales, use and other taxes which may be incurred or imposed by reason of the transfer then being made by the Lessor, or by reason of the delivery of said instrument or instruments of transfer.

(c)Notwithstanding any other provision of this Lease, whenever the Lessee has the right or obligation to purchase the Nuclear Fuel or any portion thereof or any other property pursuant to any provision of this Lease (other than Section 20(b)), the Lessee may cause such purchase to be effected by, and the Lessor shall transfer title and ownership to the subject matter of such purchase to, any other Person specified by the Lessee in a notice to the Lessor given at least 15 days prior to the date of such purchase, provided, however, that nothing specified in this subsection (c) shall in any way impair or affect the obligations of the Lessee under this Lease in connection with such purchase and provided, further, that, at the time of any such transfer to such other Person, the Lessee shall deliver to the Lessor the undertaking of the Lessee indemnifying and holding the Lessor harmless from and against any loss or liability incurred by the Lessor by reason of such transfer.

Section 22.Estoppel Certificates; Information.

The Lessee will from time to time deliver to the Lessor, promptly upon reasonable request of the Lessor, (i) a statement, executed by any Vice President of the Lessee, certifying the dates to which Basic Rent, Additional Rent, Advance Rent and other sums payable hereunder have been paid, that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and identifying such modifications) and that no Event of Default has occurred and is continuing (or, if any Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action the Lessee is taking or proposes to take with respect thereto), and (ii) such information with respect to the Nuclear Fuel or any portion thereof, including the amounts of Stipulated Loss Value of the Nuclear Fuel or portions thereof in accordance with the Lessee’s records, as from time to time may reasonably be requested, it being intended that any such statement delivered pursuant to this Section 22 may be relied upon by the Lessor.

Section 23.	Rights to Perform the Lessee’s Covenants.

If the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Lessor, without notice to or demand upon the Lessee and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee therefor. All payments so made by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith or in connection with the performance by the Lessor of any such act shall constitute Additional Rent hereunder and the Lessee agrees to pay the same as provided in Section 5 hereof.

Section 24.	Assignments.

The interest of the Lessee in this Lease may be assigned, provided that such assignment shall expressly be made subject to the provisions of this Lease, and provided, further, that no such assignment shall affect or reduce any obligations of the Lessee or rights of the Lessor hereunder, and all obligations of the Lessee hereunder shall continue in full effect as the obligations of a principal, to the same extent as though no assignment had been made.
The Lessor may assign to an Assignee. Upon written request of the Lessor, the Lessee agrees to acknowledge notice of any such assignment or the granting of a security interest in the Nuclear Fuel.

Section 25.	Events of Default and Remedies.

(a)Any of the following events of default by the Lessee shall constitute an “Event of Default” and give rise to the rights on the part of the Lessor described in Section 25(b) hereof:

(i)default in the payment of any amount payable by the Lessee under Section 10(c); or

(ii)default in the payment of any other amount payable by the Lessee hereunder and the continuance of such default for 5 days; or

(iii)default in the payment or performance of any other liability or other obligation or covenant of the Lessee to the Lessor hereunder and the continuance of such default for 30 days after the occurrence thereof; or

(iv)the Lessee or any Guarantor admits insolvency or bankruptcy or is unable to pay its debts as they mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for the Lessee or for any Guarantor, or for the major part of its property other than the trustees pursuant to the Mortgage and Deed of Trust; or

(v)bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against the Lessee or any Guarantor, and if instituted against the Lessee or any Guarantor are allowed against the Lessee or any Guarantor or are consented to or are not dismissed, stayed or otherwise nullified within 60 days after such institution; or

(vi)any representation or warranty made by the Lessee in this Lease or by any Guarantor in its Guaranty, or in any related instrument, or in any report, certificate, financial statement or other instrument furnished in connection with this Lease or any Guaranty shall prove to be false or misleading in any material respect; or

(vii)a default or event of default under any instrument evidencing indebtedness for borrowed money (or under the provisions of any agreement pursuant to which such instrument was issued) in excess of $10,000,000 and providing the holder thereof with recourse against the Lessee or any Guarantor shall cause such indebtedness to become due prior to its stated maturity; or

(viii)one or more final judgments for the payment of money shall be rendered against the Lessee or any Guarantor in an aggregate amount in excess of $10,000,000 and the same shall remain undischarged for a period of 30 days during which execution of such judgment shall not be effectively stayed.

The references to the Guarantor set forth in Section 25(a)(iv)-(viii) hereof shall have no force and effect with respect to a Guarantor under any Guaranty which shall have been terminated.
(b)Upon the occurrence of any Event of Default, the Lessor may in its discretion do any one or more of the following:

(i)treat the Event of Default as an event under Section 20(a) hereof, entitling Lessor to the consequent benefits of Section 20(b) hereof and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any thereof; or

(ii)by notice to the Lessee terminate this Lease, whereupon the Lessee’s interest and all rights of the Lessee and Persons claiming through or under the Lessee to the use of the Nuclear Fuel shall forthwith terminate but the Lessee shall remain liable with respect to obligations and liabilities, actual or contingent, which arose under this Lease on or prior to the date of such termination and the Lessee’s obligations set forth in Section 11 and this Section 25(b)(ii) and, until the earlier of (1) Lessor’s taking possession of the Nuclear Fuel or Lessee’s delivering the Nuclear Fuel as set forth below or (2) final and uncontested payment of the amounts referred to in (A) and (B) below, Sections 9, 13, 14 and 17; and upon such termination the Lessor shall have the immediate right of possession of the Nuclear Fuel (to the extent not prohibited by law) and the right, at the Lessor’s election, either to enter the Generating Facility or any other premises where the Nuclear Fuel or any portion thereof is located and remove the Nuclear Fuel or such portion thereof there located (to the extent not prohibited by law) or cause the same to be done by any Person entitled by law so to do, in which case the Lessor shall not be responsible for any damage to the Generating Facility or such premises, except for damage resulting from the Lessor’s willful misconduct or gross negligence (the Lessee hereby agreeing to indemnify and hold the Lessor harmless from all losses and liabilities in respect of any such damage to the Generating Facility, such premises or the Nuclear Fuel or injury to the Lessor’s, the Lessee’s or such other Person’s employees sustained in the course of such removal, except any such damage resulting from the Lessor’s willful misconduct or gross negligence, provided that the Lessee hereby further agrees that the misconduct or negligence of the Assignee shall not be imputed to the Lessor), or to require the Lessee, at the Lessee’s expense, to deliver the Nuclear Fuel or any portion thereof, properly containerized and insulated for shipping, at the Generating Facility and consigned to a Person specified by the Lessor and licensed to receive such Nuclear Fuel, in which case the risk of loss shall be upon the Lessee until such delivery is made; and the Lessor may thenceforth hold, possess and enjoy the Nuclear Fuel (to the extent not prohibited by law) and may sell the Lessor’s interest in the Nuclear Fuel or any portion thereof upon any terms deemed satisfactory to the Lessor, free from any rights of the Lessee and any Person claiming through or under the Lessee; but the Lessor shall, nevertheless, have the right to recover forthwith from the Lessee:

(A)any and all Basic Rent, Additional Rent, Advance Rent and all other amounts payable by the Lessee hereunder which may be due and unpaid immediately prior to such termination or which may then be accrued and unpaid;

(B)as liquidated damages for loss of the bargain and not as a penalty, an amount equal to the excess of (x) the sum of (i) the Stipulated Loss Value of the Nuclear Fuel as of the date of such termination of this Lease plus (ii) the Termination Rent, over (y) the amount, if any, realized by the Lessor in a sale of the Nuclear Fuel (at which the Lessor may be a purchaser), without set-off, defense or reduction other than a deduction from the sale price of all the costs of such sale, including reasonable legal fees, commissions, sales taxes and other customary charges; it being understood that the Lessor shall have no obligation to conduct any such sale, and that the Lessor may, in lieu of conducting such sale, transfer and convey title to, and its entire ownership interest in, the Nuclear Fuel to the Lessee or any trustee or liquidator therefor upon the terms and conditions set forth in Section 21, but that, if the Lessor conducts such sale, the Nuclear Fuel may be sold free and clear of all rights of the Lessee; and

(C)any and all other damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses), which the Lessor shall have sustained by reason of the breach of any provision of this Lease.

The Lessee hereby waives, to the full extent not prohibited by law, any right it may now or hereafter have to require the sale, in mitigation of damages, of the Nuclear Fuel or any portion thereof consequent to an Event of Default.
(c)Pending Lessor’s exercise of any available remedy to take or deliver to a third party possession of any Nuclear Fuel, the Lessee shall be responsible for the storage of the Nuclear Fuel.

(d)The remedies herein provided in favor of the Lessor in case of an Event of Default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law, in equity or in bankruptcy.

Section 26.Permanent Storage or Disposal.

(a)Any other provisions of this Lease to the contrary notwithstanding, provided that the Lessor has not exercised its rights to sell such Nuclear Fuel after an Event of Default has occurred, the Lessee shall be obligated to, at its expense, either store, dispose of or Reprocess Nuclear Fuel which has completed Heat Production. The Lessee shall be entitled to choose whether to store, dispose of or Reprocess the Nuclear Fuel at its discretion. If required by the Lessee in connection with such permanent storage, disposal or Reprocessing of such Nuclear Fuel, the Lessor shall transfer title to such Nuclear Fuel to the Lessee at the Lessee’s request, pursuant to a Bill of Sale in the form of Schedule E hereto, and the Lessor and the Lessee shall execute a Fuel Schedule reflecting such transfer.

(b)When any assembly of Nuclear Fuel is no longer useful for Heat Production, the Lessor shall be entitled to transfer title to such assembly of Nuclear Fuel to the Lessee pursuant to a Bill of Sale in the form of Schedule E hereto. A Fuel Schedule reflecting such transfer shall be executed and delivered by the Lessor and the Lessee.

(c)Any provision of this Lease to the contrary notwithstanding, the Lessee will not move any assembly of Nuclear Fuel which has been in Heat Production from the Generating Facility unless it shall notify the Lessor, and shall, if requested by the Lessor, have repurchased such assembly. A Fuel Schedule reflecting such transfer shall be executed and delivered by the Lessor and the Lessee.

Section 27.No Merger.

There shall be no merger of this Lease or of the leasehold interest created by this Lease with the absolute ownership interest in the Nuclear Fuel or any portion thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold interest created by this Lease or any interest in this Lease or in any such leasehold interest and (ii) the absolute ownership or other interest in the Nuclear Fuel or any portion thereof, and no such merger shall occur unless and until all Persons, including the Assignee, having any interest in (y) this Lease or the leasehold interest created by this Lease and (z) the absolute ownership or other interest in the Nuclear Fuel or any portion thereof shall join in an instrument effecting such merger and shall duly record the same.

Section 28.	Notices.

Any notices provided for in this Lease shall be in writing and shall be deemed to have been duly given when delivered personally or otherwise actually received or five days after the same have been deposited in the United States mail, registered, postage prepaid, addressed as follows:

If to the Lessor: (with a copy to the Assignee)	River Fuel Funding Company #3, Inc. c/o United States Trust Company of New York 45 Wall Street New York, New York 10005 Attention: Corporate Trust and Agency Division; Department B

If to the Lessee:	System Energy Resources, Inc. P.O. Box 23070 Jackson, Mississippi 39225-3070 Attention: Treasurer

and if to the Assignee, then at such address as shall have been designated by such Assignee by notice duly given to the Lessee, or at such other place as any of the parties may designate by notice duly given in accordance with this Section.

Section 29.	Allocation of Amounts.

The Lessee agrees to cooperate in good faith with the Lessor in determining appropriate accruals and allocations pursuant to the terms of this Lease and to provide any other calculations and information which are necessary or appropriate in order to assist the Lessor in performing its obligations. Whenever, under Section 1, 5, 6, 10, 18(a), 19(b) or 22, computations are required to be made involving a cost, price, payment, charge, factor, discount or any other amount relating to a single assembly of the Nuclear Fuel, such cost, price, payment, charge, factor, discount or other amount shall be determined in the reasonable judgment of the Lessee. Unless the Lessee shall have informed the Lessor otherwise in writing or unless otherwise set forth in any of the Schedules attached hereto or furnished pursuant to this Lease, allocation shall be made by dividing the aggregate of all such costs, prices, payments, charges, discounts or any other amounts which are known to have been incurred, paid, accrued or arisen, at approximately the same time and in the same general transaction or computation, with respect to such assembly and one or more other assemblies of the Nuclear Fuel, into as many equal parts as there are such assemblies, and allocating one of the parts so divided to each such assembly. In the event that any such cost, price, payment, charge, discount or any other amount must be certified pursuant to this Lease, the Person making such certification shall be the sole judge of the propriety of making any such allocation, and such Person need only place the term “(allocated)” before or after any cost, price, payment, charge, discount, or any other amount so certified in order to (i) establish the propriety of making such an allocation and (ii) give the warranty of such Person as to the accuracy of the allocation so certified and its compliance with the provisions of this Section 29.

Section 30.	Amendments.

This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived, orally, and no amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought, except that amendments of Schedule A hereto pursuant to Section 6, 10, 18(a) or 19(b) hereof shall be made in accordance with the provisions of such Sections.

Section 31.	Severability.

Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessor and Lessee hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 32.	Job Incentive Credit and Investment Credit.

To the extent that the Nuclear Fuel is or becomes eligible for the job incentive credit or the investment credit or service credit under the Internal Revenue Code as in effect on the date of this Lease or thereafter as amended from time to time, the Lessor at the Lessee’s request shall elect to treat the Lessee as having acquired the Nuclear Fuel, and shall provide the Lessee with an appropriate credit election. The Lessee shall provide the Lessor with a report or statement with respect to all Nuclear Fuel as to which such credit election is applicable, and such report or statement shall be in such form as may be required for Internal Revenue Service reporting.

Section 33.	Miscellaneous.

(a)The Lessor’s obligations hereunder are intended to be the corporate obligations of the Lessor only and no recourse for the payment of any amount due under this Lease, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future of the Lessor or of any successor corporation, or against any direct or indirect parent corporation of the Lessor or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate, it being understood that the Lessor is a special purpose corporation formed for the purpose of the transactions involved in and relating to this Lease on the express understanding aforesaid. Nothing contained in this Section 33(a) shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease and any other documents referred to herein, of rights and remedies against the Lessor or the assets of the Lessor.

(b)The Lessor agrees that (i) the Lessor will not enter into any Credit Agreement, Secured Note Agreement or Security Agreement or amend or modify or consent to any amendment or modification of a Credit Agreement, Secured Note Agreement or Security Agreement without the prior written consent of the Lessee, and (ii) the Lessor shall at all times use its best efforts to comply with, observe and perform all of the covenants and agreements required to be complied with, observed or performed by the Lessor under a Credit Agreement, Secured Note Agreement or Security Agreement. The Lessee agrees to furnish such documents and certificates as may be required in this regard.

(c)The terms and provisions of this Lease supersede all prior negotiations and oral understandings, if any, between the Lessor and the Lessee with respect to the transactions contemplated hereby. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of New York including all matters of construction, validity and performance.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.
RIVER FUEL FUNDING COMPANY #3, INC.

By /s/ Louis P. Young

SYSTEM ENERGY RESOURCES, INC.

By /s/ Glenn E. Harder
Vice President
LESSEE

STATE OF New York        )
) ss.:
COUNTY OF New York     )
On this 23rd day of February, 1989, before me, a Notary Public in the State of New York personally appeared Louis P. Young, to me personally known, who being by me duly sworn did say that he is an officer of River Fuel Funding Company #3, Inc., and that said instrument was signed on behalf of the said corporation and the said officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.
/s/ Michael Stolfi
Notary Public

Michael R. Stolfi
Notary Public, State of New York
No. 24-4906294
Qualified in Kings County
Commission Expires: October 05, 1989

[NOTARIAL SEAL]

STATE OF New York        )
) ss.:
COUNTY OF New York    )
On this 23rd day of February, 1989, before me, a Notary Public in the State of New York personally appeared Glenn Harder, to me personally known, who being by me duly sworn did say that he is a V.P. of SYSTEM ENERGY RESOURCES, INC., and that said instrument was signed on behalf of the said corporation by authority of its Board of Directors and the said Vice President acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.
/s/  Michael R. Stolfi
Notary Public

Michael R. Stolfi
Notary Public, State of New York
No. 24-4906294
Qualified in Kings County
Commission Expires: October 05, 1989

[NOTARIAL SEAL]

SCHEDULE A
DESCRIPTION OF NUCLEAR FUEL
Date:
Revision:

Assembly Serial No.	Contained Uranium in Kg. U. at B.O.L.** B.O.L. = Beginning of Life.	Average Enrichment (Weight Percentage U235)	Allocated Acquisition Cost	Allocated Capitalized Cost	Allocated Investment

SCHEDULE B
QUARTERLY RENT SCHEDULE
STIPULATED LOSS VALUE CONFIRMATION
Cost Attributable to Quarter Ending
Date:
Revision:

1	2	3	4	5	6	7	8
Assembly Serial No.	S.L.V. as of the End of Prior Quarter	Allocated Acquisition Costs	Allocated Capitalized Costs (other than Allocated Capitalized Daily Lease Charges)	Daily Lease Charges to be Allocated to and Included in Capitalized Cost	Burn-Up Charges	S.L.V. At the Date Hereof (to be Used Only if Fuel is Being Added or Removed)	S.L.V. at the End of this Quarter

(Lessor)                            (Lessee)
By:                            By:
Title                            Title
(acknowledging acceptance)                    (acknowledging acceptance)

NOTES:
Columns 1.2.3 and 4 filled in by the Lessor when it forwards quarterly Daily Lease Charges to Lessee.
Columns 5.6.7 and 8-inserted by the Lessee.
Column 5 - represents that portion of Daily Lease Charges attributable to a period during which Nuclear Fuel is not in commercial operation or in Heat Production.
Column 6 - the Lessee’s calculation of Burn-Up Charge.
Column 7 - used only when Fuel is added or removed.
Annexes I and II are a part hereof.
Any allocation shall be made in the sole judgment of Lessee.

ANNEX I TO SCHEDULE B
(To be filled in by the Lessee)
Calculation of Burn-Up Charges and Basic Rent

1	2	3	4	5	6	7
	Fill in only if first time or if MWhr Factor being revised
Assembly Serial No.	Allocated S.L.V.	Estimated Residual Value	Est. Design MWhr Output Remaining	MWhr Factor*	MWhr Output**	Burn-Up Charge (Col. 5 x Col. 6)

	Total Burn-Up Charge =	$

RENT CALCULATION

1.Burn-Up Charge (from above)		$
2.A. Quarterly Lease Charge	$
B. Less:Amount Capitalized (see Column 5 of Quarterly Rent Schedule)	$
Basic Rent for Quarter =		$
$

Estimated Burn-Up Charge next quarter (for information only)	$

*    Col. 2 - Col. 3 = Col. 5
Col. 4

**    For the preceding quarter-annual period in connection with Heat Production.

ANNEX II TO SCHEDULE B
(To be filled in by the Lessor)*

Summary of Daily Lease Charges**

Date	Interest Cost or Discount Amortization	Credit Agreement Fees	Other Fees, Costs and Expenses	Total Daily Lease Charge

Unamortized Discount on Commercial Paper Notes, if any, as of end of Quarter$	Quarterly Lease Charge$

*    To be completed separately for Nuclear Fuel not in Heat Production. Check applicable box:
[   ] In Heat Production
[   ] Not in Heat Production

**    To be calculated in accordance with the definition in the Lease.

SCHEDULE C
BILL OF SALE
TO
RIVER FUEL FUNDING COMPANY #3, INC.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, __________, a __________ corporation (the “Vendor”), whose post office address is __________ __________, for and in consideration of the sum of $__________ paid to the Vendor upon or before the execution and delivery of this Bill of Sale to River Fuel Funding Company #3, Inc., a Delaware corporation (the “Purchaser”), whose post office address is c/o United States Trust Company of New York, 45 Wall Street, New York, New York 10005, hereby conveys, transfers, sells and sets over all of its right, title and interest in all of the personal property consisting of the assemblies of nuclear fuel. or components thereof or other nuclear material described in Annex I hereto (the “Nuclear Fuel”), and by this Bill of Sale does hereby grant, bargain, sell, convey, transfer and deliver the Nuclear Fuel unto the Purchaser, to have and to hold the Nuclear Fuel, for itself, its successors and assigns, forever.
The Vendor hereby warrants itself to be the true and lawful owner of the Nuclear Fuel and to have full power, good right and lawful authority to dispose of the same in the aforesaid manner, and the Vendor for itself, its successors and assigns, does hereby covenant and agree with the Purchaser, its successors and assigns, to warrant and defend the true ownership of the Nuclear Fuel by the Purchaser against the claims and demands of all and every person and persons.
The Vendor and the Purchaser hereby acknowledge that, notwithstanding the sale of the Nuclear Fuel by the Vendor to the Purchaser hereunder the Nuclear Fuel will be in the possession of System Energy Resources, Inc., or in the possession of a manufacturer processing or reprocessing the Nuclear Fuel for the account of System Energy Resources, Inc., pursuant to a Fuel Lease dated as of February __, 1989, between the Purchaser, as lessor, and System Energy Resources, Inc., as lessee. On the date hereof, the Purchaser is licensed to own, but not to possess, the Nuclear Fuel, and under no circumstances shall a transfer of possession of the Nuclear Fuel to the Purchaser be necessary for the transfer of ownership effected and intended to be effected by this Bill of Sale.

IN WITNESS WHEREOF, the Vendor has caused this Bill of Sale to be executed in its corporate name, by one of its Vice Presidents, and to be dated __________, 19__.
By
Vice President

STATE OF    )
) ss.:
COUNTY OF    )

Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of __________, 1989, within my jurisdiction, the within named _______________, who acknowledged that he is the __________ of _______________ a _______________ corporation, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after being duly authorized so to do.

Notary Public

My Commission Expires:

STATE OF    )
) ss.:
COUNTY OF    )

Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of ________, 1989, within my jurisdiction, the within named _______________, who acknowledged that he is the ____________ of River Fuel Funding Company #3, Inc., a Delaware corporation, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after being duly authorized so to do.

Notary Public

My Commission Expires:
3

ACCEPTANCE
THIS BILL OF SALE is accepted by the undersigned as of the date last above written.
RIVER FUEL FUNDING COMPANY #3, INC.

By:
Title:

ANNEX I
Description of the Nuclear Fuel

SCHEDULE D
FUEL SCHEDULE NO. ______
FUEL SCHEDULE NO. ____, dated as of _______, 19__ , between RIVER FUEL FUNDING COMPANY #3, INC., a Delaware corporation (“Lessor”), whose post office address is c/o United States Trust Company of New York, 45 Wall Street, New York, New York 10005, and SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (“Lessee”) whose post office address is P.O. Box 23070, Jackson, Mississippi 39225-3070.
W I T N E S S E T H:
WHEREAS, the Lessor and the Lessee have heretofore entered into that certain Fuel Lease dated as of February ___, 1989 (herein as heretofore supplemented and amended, called the “Lease”), the defined terms therein being used herein with the same meanings as provided in the Lease; and
WHEREAS, the Lease provides in Sections 6, 10, 18 and 19 thereof for Fuel Schedules, amending Schedule A to the Lease, to be executed and delivered from time to time.
NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration and in compliance with the requirements of the Lease, the Lessor and the Lessee hereby agree as follows:
1.The Lessee certifies that the amounts set forth in Annex I hereto as Acquisition Costs, Capitalized Costs and Investment, respectively, are true and correct and have been computed in accordance with the provisions of the Lease.

2.The Lessee requests the Lessor to make direct payment to the Manufacturers named in Annex I of the amounts specified in Annex I and to pay the Lessee in an amount equal to $___ for costs previously incurred by the Lessee or paid by the Lessee directly to the Manufacturers. All of the amounts for which payment is hereby requested are included in Acquisition Costs and Capitalized Costs certified in paragraph 1 above and none of said amounts have been previously paid by Lessor pursuant to Section 6 of the Lease.

3.(a)    Schedule A to the Lease is hereby supplemented and amended so as to include those assemblies of Nuclear Fuel or the component parts thereof described in Annex II hereto (the “Additional Nuclear Fuel”) and to subject such Additional Nuclear Fuel to the Lease (and if any Nuclear Fuel is simultaneously being removed, to eliminate from Schedule A as theretofor supplemented and amended the description of Assemblies Nos.___, ___, ___ and ___). The Lessee represents and warrants that the Additional Nuclear Fuel complies with all requirements of the Lease and of law, and all necessary recordings and filings (including financing statements and continuation statements under any applicable Uniform Commercial Code) have been duly made in the public offices in which such recordings and filings must be made in order to subject, and publish notice of the subjection of such Additional Nuclear Fuel to the Lease, and all fees, taxes and charges payable in connection with such recordings and filings have been paid in full by the Lessee.

(b)    The Lessee hereby covenants and agrees with the Lessor to warrant and defend the true ownership by the Lessor of the Additional Nuclear Fuel against the claims and demands of every person. The Lessee further warrants that such property is, and is intended to be and remain, personal property, is not and has not been affixed to any land and is free and clear of all claims, liens, security interests and other encumbrances whatsoever, except as permitted by all Security Agreements.

4.Except as hereinbefore expressly modified and amended, the Lease is ratified and confirmed in all respects, including, without limitation, the obligation of the Lessee to pay all installments of Basic Rent and Additional Rent and other amounts to be paid by the Lessee under the Lease.

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Fuel Schedule to be duly executed as of the date first above written.
RIVER FUEL FUNDING COMPANY #3, INC.

By
Title:

SYSTEM ENERGY RESOURCES, INC.

By
Authorized Officer

ANNEX I TO SCHEDULE D
DESCRIPTION OF NUCLEAR FUEL
Date:
Revision:

Material or Service Supplied	Vendor (and location of Vendor Facility)	Cumulative Allocated Acquisition Cost	Cumulative Allocated Capitalized Cost	Cumulative Allocated Investment

U3O8 Supply
Conversion
Enrichment
Fabrication
Reprocessing
Other (Identify)

COSTS TO BE PAID BY LESSOR

Invoice Number	Batch	Service	Invoice Amount	Interest Accrued	Total

			$	$	$
			$	$	$

ANNEX II TO SCHEDULE D
Date:
Revision:

Batch	Assembly Serial No.	Contained Uranium in kg. U. at B.O.L.*	Average Enrichment (Weight Percent U235)	(1) Additional Allocated Acquisition Cost	(2) Additional Allocated Capitalized Cost	(3) Cumulative Allocated Acquisition Cost	(4) Cumulative Allocated Capitalized Cost	(3+4) Cumulative Allocated Investment
				$	$	$	$	$

*B.O.L. = Beginning of Life

SCHEDULE E
BILL OF SALE
from
RIVER FUEL FUNDING COMPANY #3, INC.
to
SYSTEM ENERGY RESOURCES, INC.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned River Fuel Funding Company #3, Inc., a Delaware corporation (the “Corporation”), whose post office address is c/o United States Trust Company of New York, 45 Wall Street, New York, New York 10005 for and in consideration of the sum of $1.00 paid to the Corporation upon or before the execution and delivery of this Bill of Sale to System Energy Resources, Inc., an Arkansas corporation (the “Utility”), whose post office address is P.O. Box 23070, Jackson, Mississippi 39225-3070, and for other good, valuable, adequate, sufficient and serious consideration, the receipt of which is acknowledged by the Corporation, hereby conveys, transfers, sells and sets over all of its right, title, interest and Fuel described in Annex I hereto and by this Bill of Sale does hereby grant, bargain, sell, transfer and deliver all of its right, title, interest and claim in and to such property to the Utility to have and to hold, for itself, its successors and assigns, forever. THE NUCLEAR FUEL IS TRANSFERRED AND CONVEYED BY THE CORPORATION ON AN “AS-IS”, “WHERE-IS” BASIS, WITHOUT RECOURSE AGAINST OR REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF ANY KIND WHATSOEVER, INCLUDING ANY WARRANTY OF FITNESS FOR PARTICULAR PURPOSE OR MERCHANTIBILITY, ON THE PART OF THE CORPORATION, EXCEPT THAT THE CORPORATION REPRESENTS AND WARRANTS THAT IT HAS NOT VOLUNTARILY GRANTED OR CREATED ANY LIEN ON THE NUCLEAR FUEL OTHER THAN THOSE PERMITTED BY SECTION 15 OF THE FUEL LEASE, DATED AS OF FEBRUARY __, 1989 BETWEEN THE UTILITY AND THE CORPORATION.
Morgan Guaranty Trust Company of New York, as Collateral Agent, whose post office address is 30 West Broadway, New York, New York 10015, joins in the execution of this Bill of Sale but only to consent as secured party under the Security and Collateral Agency Agreement dated as of February __, 1989, between it and the Corporation to the execution and delivery of this Bill of Sale, and does hereby cancel and discharge the Security Agreement with respect to the property described in Annex I hereto and releases such property from all liens and security interests under the Security Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Bill of Sale to be executed, and Morgan Guaranty Trust Company of New York, as Collateral Agent, joins herein as aforesaid, in their respective corporate names by one or more of their respective duly authorized officers.
Dated:                     RIVER FUEL FUNDING COMPANY #3, INC.

By
Consented to by:
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS COLLATERAL AGENT
By
Title:

ACCEPTANCE
THIS BILL OF SALE is accepted by the undersigned as of the date last above written.
SYSTEM ENERGY RESOURCES, INC.
By
Authorized Signature
ANNEX I
Description of the Nuclear Fuel

STATE OF        )
: ss.:
COUNTY OF        )
Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of             , 1989, within my jurisdiction, the within named             , who acknowledged that he is the              of System Energy Resources, Inc., an Arkansas corporation, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after being duly authorized so to do.

Notary Public
My Commission Expires:

STATE OF        )
: ss.:
COUNTY OF        )
Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of             , 1989, within my jurisdiction, the within named             , who acknowledged that he is the              of River Fuel Funding Company #3, Inc., a Delaware corporation, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after being duly authorized so to do.

Notary Public
My Commission Expires:

STATE OF        )
: ss.:
COUNTY OF        )
Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of             , 1989, within my jurisdiction, the within named             , who acknowledged that he is the              of Morgan Guaranty Trust Company of New York, a              corporation, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after being duly authorized so to do.

Notary Public
My Commission Expires:

SCHEDULE F
FORM OF ASSIGNMENT AGREEMENT
KNOW ALL MEN BY THESE PRESENTS THAT:
(the “Assignor”), in consideration of one dollar and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, grant, bargain, convey and assign to                 (the “Assignee”), a Delaware corporation, all right, title and interest of the Assignor in, to and under all the property described in Exhibit 1 attached hereto (all of such property being herein collectively called the “Property”).
TO HAVE AND TO HOLD the Property unto the Assignee, its successors and assigns, to its and their own use forever.
1.    The interest of the Assignor in the Property, and the interest transferred by this Assignment, is that of absolute ownership.
2.    The Assignor hereby warrants that it is the lawful owner of the rights and interests conveyed by this Assignment and that its title to such rights and interests is hereby conveyed to the Assignee free and clear of all liens, charges, claims and encumbrances of every kind whatsoever, other than (i) the amounts, if any, owing under the Contract (as such term is defined in Exhibit 1 attached hereto), (ii) other claims, if any, of the Assignor and the Contractor (as such term is defined in Exhibit 1 attached hereto) which may exist as between themselves and (iii) other liens, charges, claims and encumbrances permitted by the Lease Agreement (as hereinafter defined); and that the Assignor will warrant and defend such title forever against all claims and demands whatsoever.
3.    In order that the Contractor may transfer to the Assignee clear title to the Nuclear Fuel (as such term is defined in Exhibit 1 attached hereto) on its delivery date, the Assignor hereby releases and transfers to the Assignee any right, title or interest in the Nuclear Fuel which may have been acquired by the Assignor under the Contract prior to the date hereof.
4.    This Assignment is made in accordance with a Fuel Lease dated as of February ___, 1989, between the Assignor and the Assignee (said Lease Agreement, as the same may be from time to time amended, modified or supplemented, being herein called the “Lease Agreement”). Pursuant to a Security and Collateral Agency Agreement dated as of February ____, 1989 (said Security and Collateral Agency Agreement, as the same may from time to time be amended, modified or supplemented, being herein called the “Security Agreement”) made by Assignee in favor of                          (the “Collateral Agent”), the Assignee is assigning and granting a security interest in the Property and the Assignment to the. Collateral Agent for the ratable benefit of the secured parties (the “Secured Parties”) named in the Security Agreement, as collateral security for all obligations and liabilities of the Assignee to the Secured Parties, as such obligations are described in the Security Agreement.
5.    It is expressly agreed that, anything contained herein to the contrary notwithstanding, (a) the Assignor shall at all times remain liable to the Contractor to observe and perform all of its duties and obligations under the Contract to the same extent as if this Assignment and the Security Agreement had not been executed, (b) the exercise by the Assignee or the Collateral Agent of any of the rights assigned hereunder or under the Security Agreement, as the case may be, shall not release the Assignor from any of its duties or obligations to the Contractor under the Contract, and (c) neither the

Assignee nor the Collateral Agent, nor any of the other Secured Parties shall have any obligation or liability under the Contract by reason of or arising out of this Assignment, the Lease Agreement or the Security Agreement, or be obligated to perform or fulfill any of the duties or obligations of the Assignor under the Contract, or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any Property received by it thereunder, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts or the delivery of any Property which may have been assigned to it or to which it may be entitled at any time or times; provided, however, the Assignee agrees, solely for the benefit of the Assignor, and subject to the terms and conditions of the Lease Agreement, (i) to purchase the Nuclear Fuel from the Contractor pursuant to the Contract and (ii) to pay to the Contractor and/or to the Assignor or their order the respective amounts specified in the Lease Agreement with respect to such Nuclear Fuel.
6.    Notwithstanding anything contained herein to the contrary, subject to the terms and conditions of the Lease Agreement, the Assignor may continue to engage in Fuel Management (as such term is defined in the Lease Agreement) with respect to the Property, including, without limitation, all dealings with the Contractor and, subject to such terms and conditions, the Assignee reassigns to the Assignor the Assignee’s rights under any warranty or agreement made by the Contractor in the Contract with respect to the Nuclear Fuel.
7.    The Assignor agrees that at any time and from time to time, upon request of the Assignee or the Collateral Agent, and, subject to Section 13(b) of the Lease Agreement, at the sole expense of the Assignor, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee or the Collateral Agent may reasonably request in order to obtain the full benefits of this Assignment and the security interest therein granted in the Security Agreement and of the rights, powers and interests herein and therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the transfer of Assignor’s right, title and interest in the Property provided for hereby and the security interest granted by the Security Agreement and the appearance in the prosecution or defense of any lawsuit with respect to the rights, powers and interests herein granted (or with respect to the grant herein of such rights, powers and interests) where such appearance, prosecution or defense by the Assignor is necessary to allow Assignee or the Collateral Agent to obtain the full benefits of this Agreement. The Assignor hereby also authorizes the Assignee and the Collateral Agent to file any such financing or continuation statement without the signature of the Assignor to the extent permitted by applicable law. The Assignor will mark its books and records pertaining to the Contract to evidence this Assignment and the transfer of Assignor’s right, title and interest in the Property provided for hereby.
8.    In any suit, proceeding or action brought by the Assignee under the Contract to enforce any provisions thereof, the Assignor will save, indemnify and keep the Assignee harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the Contractor, arising out of a breach by the Assignor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of the Contractor or its successors from the Assignor, and all such obligations of the Assignor shall be and remain enforceable against and only against the Assignor and shall not be enforceable against the Assignee.
9.    The Assignor hereby agrees that it will not enter into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to the Contract insofar as it relates to the Nuclear Fuel except for cancellations, terminations, amendments, supplements, modifications or waivers which do not materially adversely affect the Assignee or the

Collateral Agent, nor will the Assignor sell, assign, grant any security interest in or otherwise transfer its rights or other interests in the Property or any part thereof, except as permitted by the Lease Agreement.
10.    The Assignor hereby represents and warrants that the Contract is in full force and effect and represents that it is the only agreement between the Assignor and the Contractor with respect to the Nuclear Fuel.
11.    Any obligations of the Assignee hereunder are intended to be the corporate obligations of the Assignee only and no recourse for the payment of any amount due hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future of the Assignee or of any successor corporation, or against any direct or indirect parent corporation of the Assignee or any other subsidiary or Affiliate (as defined in the Lease Agreement) of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate, it being understood that the Assignee is a special purpose corporation formed for the purpose of the transactions involved in and relating to the Lease Agreement on the express understanding aforesaid. Nothing contained hereunder shall be construed to limit the exercise or enforcement, in accordance with the terms of this Assignment and any other documents referred to herein, of rights and remedies against the Assignee or the assets of the Assignee.
12.    The Assignor hereby agrees to send the Contractor a copy of this Assignment.
13.    This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered as of the ___ day of             , 1989.
By
Title
The foregoing Assignment is hereby accepted:
By
Title

EXHIBIT 1
to
Assignment

(a)    The Contract, dated as of                 , as amended, between                , as buyer and                 as seller (the “Contractor”) (said Contract, as the same may from time to time be amended, modified or supplemented, being herein called the “Contract”), insofar as, and only to the extent that, the Contract relates to ________________ paid for by the Assignee or now or hereafter owned by the Assignee (the “Nuclear Fuel”); but not insofar as the Contract provides for the provision of other nuclear materials and services to the Assignor; and
(b)    The Property shall include, without limitation, (i) any and all amendments and supplements to the Contract from time to time executed and delivered to the extent that any such amendment or supplement relates to the Nuclear Fuel, (ii) the Nuclear Fuel, including the right to receive title thereto, (iii) all rights, claims and proceeds, now or hereafter existing, under any insurance, indemnities, warranties and guaranties provided for in or arising out of the Contract, to the extent that such rights or claims relate to the Nuclear Fuel, (iv) any claim for damages arising out of or for breach or default by the Contractor under or in connection with the Contract insofar as it relates to the Nuclear Fuel, (v) any other amount, whether resulting from refunds or otherwise, from time to time paid or payable by the Contractor under or in connection with the Contract insofar as it relates to the Nuclear Fuel and (vi) the right of the Assignor to terminate the Contract or to perform or to exercise or enforce any and all covenants, remedies, powers and privileges thereunder, insofar as it or they relate to the Nuclear Fuel.

EXHIBIT 2
to
Assignment

CONSENT AND AGREEMENT
The undersigned,                  (the “Contractor”), has entered into a Subcontract dated as of         , as amended, with                  (the “Assignor”) (said Contract, as the same may from time to time be further amended, modified or supplemented, being herein called the “Contract”).
The Contractor hereby acknowledges notice that (i) in accordance with the terms of a Fuel Lease dated as of February ___, 1989, between the Assignor and                  (in such capacity called the “Assignee”), the Assignor has assigned to the Assignee a part of the Assignor’s rights under the Contract pursuant to an Assignment, in the form of Annex A hereto (such Assignment, as the same may from time to time be amended, modified or supplemented, being herein collectively called the “Assignment”), and (ii) pursuant to a Security and Collateral Agency Agreement dated as of February ___, 1989 (said Security and Collateral Agency Agreement, as the same may from time to time be amended, modified or supplemented, being herein called the “Security Agreement”) made by the Assignee in favor of                  (the “Collateral Agent”), for the ratable benefit of the secured parties (the “Secured Parties”) named in the Security Agreement, the Assignee has assigned and granted a security interest in all rights under the Contract from time to time assigned to it by Assignor, as collateral security for all obligations and liabilities of the Assignee to the Secured Parties. The Contractor also acknowledges receipt of a copy of the Lease Agreement and of the Security Agreement.
The Contractor hereby consents to (i) the assignment by the Assignor to the Assignee of the Assignor’s right, title and interest in, to and under the Contract and the other Property described in the Assignment, pursuant to the Assignment and (ii) the assignment and security interest in favor of the Collateral Agent as described above. The Contractor further consents to all of the terms and provisions of the Security Agreement.
The Contractor agrees that, if requested by either the Assignor or the Assignee, it will acknowledge in writing the Assignment delivered by the Assignor to the Assignee; provided, that neither the lack of notice to nor acknowledgment by the Contractor of the Assignment shall limit or otherwise affect the validity or effectiveness of this consent to such Assignment.
The Contractor hereby confirms to the Assignee and the Collateral Agent that:

(a)
all representations, warranties and agreements of the Contractor under the Contract which relate to the Nuclear Fuel described in the Assignment shall inure to the benefit of, and shall be enforceable by, the Assignee or the Collateral Agent to the same extent as if originally named in the Contract as the purchaser of such Nuclear Fuel,

(b)
the Contractor understands that, pursuant to the Lease Agreement, the Assignee has agreed to lease the Nuclear Fuel described in the Assignment to the Assignor, and consents to the assignment to the Assignor, for so long as the Lease Agreement shall be in effect or until otherwise notified by the Assignee, of the Assignee’s rights under any warranty or agreement made by the Contractor in the Contract and with respect to such Nuclear Fuel, and

(c)
The Contractor is in the business of selling nuclear fuel or related services of the kind described in the Assignment, and the proposed sale of such nuclear fuel under the Contract will be in the ordinary course of business of the Contractor.

(d)
Notwithstanding any provision to the contrary contained in the Contract, the Contractor agrees that title to any Nuclear Fuel covered by the Assignment shall pass directly to the Assignee under the Contract and shall not pass to the Assignor; provided that the foregoing shall not apply to any Nuclear Fuel for which title has already passed to Assignor prior to the execution and delivery of the Assignment.

It is understood that neither the Assignment, the Security Agreement nor this Consent and Agreement shall in any way add to the obligations of the Contractor or the Assignor under the Contract.
This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned has caused this Consent and Agreement to be duly executed and delivered by its duly authorized officer as of ___ day of             , 1989.
By:
Title:

ANNEX 1
SCHEDULE F
FORM OF ASSIGNMENT AGREEMENT
KNOW ALL MEN BY THESE PRESENTS THAT:
(the “Assignor”), in consideration of one dollar and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, grant, bargain, convey and assign to                     (the “Assignee”), a Delaware corporation, all right, title and interest of the Assignor in, to and under all the property described in Exhibit 1 attached hereto (all of such property being herein collectively called the “Property”).
TO HAVE AND TO HOLD the Property unto the Assignee, its successors and assigns, to its and their own use forever.
1.    The interest of the Assignor in the Property, and the interest transferred by this Assignment, is that of absolute ownership.
2.    The Assignor hereby warrants that it is the lawful owner of the rights and interests conveyed by this Assignment and that its title to such rights and interests is hereby conveyed to the Assignee free and clear of all liens, charges, claims and encumbrances of every kind whatsoever, other than (i) the amounts, if any, owing under the Contract (as such term is defined in Exhibit 1 attached hereto), (ii) other claims, if any, of the Assignor and the Contractor (as such term is defined in Exhibit 1 attached hereto) which may exist as between themselves and (iii) other liens, charges, claims and encumbrances permitted by the Lease Agreement (as hereinafter defined); and that the Assignor will warrant and defend such title forever against all claims and demands whatsoever.
3.    In order that the Contractor may transfer to the Assignee clear title to the Nuclear Fuel (as such term is defined in Exhibit 1 attached hereto) on its delivery date, the Assignor hereby releases and transfers to the Assignee any right, title or interest in the Nuclear Fuel which may have been acquired by the Assignor under the Contract prior to the date hereof.
4.    This Assignment is made in accordance with a Fuel Lease dated as of February ___, 1989, between the Assignor and the Assignee (said Lease Agreement, as the same may be from time to time amended, modified or supplemented, being herein called the “Lease Agreement”). Pursuant to a Security and Collateral Agency Agreement dated as of February ___, 1989 (said Security and Collateral Agency Agreement, as the same may from time to time be amended, modified or supplemented, being herein called the “Security Agreement”) made by Assignee in favor of              (the “Collateral Agent”), the Assignee is assigning and granting a security interest in the Property and the Assignment to the Collateral Agent for the ratable benefit of the secured parties (the “Secured Parties”) named in the Security Agreement, as collateral security for all obligations and liabilities of the Assignee to the Secured Parties, as such obligations are described in the Security Agreement.
5.    It is expressly agreed that, anything contained herein to the contrary notwithstanding, (a) the Assignor shall at all times remain liable to the Contractor to observe and perform all of its duties and obligations under the Contract to the same extent as if this Assignment and the Security Agreement had not been executed, (b) the exercise by the Assignee or the Collateral Agent of any of the rights assigned hereunder or under the Security Agreement, as the case may be, shall not release the Assignor from any of its duties or obligations to the Contractor under the Contract, and (c) neither the Assignee nor the

Collateral Agent, nor any of the other Secured Parties shall have any obligation or liability under the Contract by reason of or arising out of this Assignment, the Lease Agreement or the Security Agreement, or be obligated to perform or fulfill any of the duties or obligations of the Assignor under the Contract, or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any Property received by it thereunder, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts or the delivery of any Property which may have been assigned to it or to which it may be entitled at any time or times; provided, however, the Assignee agrees, solely for the benefit of the Assignor, and subject to the terms and conditions of the Lease Agreement, (i) to purchase the Nuclear Fuel from the Contractor pursuant to the Contract and (ii) to pay to the Contractor and/or to the Assignor or their order the respective amounts specified in the Lease Agreement with respect to such Nuclear Fuel.
6.    Notwithstanding anything contained herein to the contrary, subject to the terms and conditions of the Lease Agreement, the Assignor may continue to engage in Fuel Management (as such term is defined in the Lease Agreement) with respect to the Property, including, without limitation, all dealings with the Contractor and, subject to such terms and conditions, the Assignee reassigns to the Assignor the Assignee’s rights under any warranty or agreement made by the Contractor in the Contract with respect to the Nuclear Fuel.
7.    The Assignor agrees that at any time and from time to time, upon request of the Assignee or the Collateral Agent, and, subject to Section 13(b) of the Lease Agreement, at the sole expense of the Assignor, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee or the Collateral Agent may reasonably request in order to obtain the full benefits of this Assignment and the security interest therein granted in the Security Agreement and of the rights, powers and interests herein and therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the transfer of Assignor’s right, title and interest in the Property provided for hereby and the security interest granted by the Security Agreement and the appearance in the prosecution or defense of any lawsuit with respect to the rights, powers and interests herein granted (or with respect to the grant herein of such rights, powers and interests) where such appearance, prosecution or defense by the Assignor is necessary to allow Assignee or the Collateral Agent to obtain the full benefits of this Agreement. The Assignor hereby also authorizes the Assignee and the Collateral Agent to file any such financing or continuation statement without the signature of the Assignor to the extent permitted by applicable law. The Assignor will mark its books and records pertaining to the Contract to evidence this Assignment and the transfer of Assignor’s right, title and interest in the Property provided for hereby.
8.    In any suit, proceeding or action brought by the Assignee under the Contract to enforce any provisions thereof, the Assignor will save, indemnify and keep the Assignee harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the Contractor, arising out of a breach by the Assignor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of the Contractor or its successors from the Assignor, and all such obligations of the Assignor shall be and remain enforceable against and only against the Assignor and shall not be enforceable against the Assignee.
9.    The Assignor hereby agrees that it will not enter into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to the Contract insofar as it relates to the Nuclear Fuel except for cancellations, terminations, amendments, supplements, modifications or waivers which do not materially adversely affect the Assignee or the

Collateral Agent, nor will the Assignor sell, assign, grant any security interest in or otherwise transfer its rights or other interests in the Property or any part thereof, except as permitted by the Lease Agreement.
10.    The Assignor hereby represents and warrants that the Contract is in full force and effect and represents that it is the only agreement between the Assignor and the Contractor with respect to the Nuclear Fuel.
11.    Any obligations of the Assignee hereunder are intended to be the corporate obligations of the Assignee only and no recourse for the payment of any amount due hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future of the Assignee or of any successor corporation, or against any direct or indirect parent corporation of the Assignee or any other subsidiary or Affiliate (as defined in the Lease Agreement) of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate, it being understood that the Assignee is a special purpose corporation formed for the purpose of the transactions involved in and relating to the Lease Agreement on the express understanding aforesaid. Nothing contained hereunder shall be construed to limit the exercise or enforcement, in accordance with the terms of this Assignment and any other documents referred to herein, of rights and remedies against the Assignee or the assets of the Assignee.
12.    The Assignor hereby agrees to send the Contractor a copy of this Assignment.
13.    This Assignment shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, .the Assignor has caused this Assignment to be duly executed and delivered as of the ___ day of             , 1989.
By
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The foregoing Assignment is hereby accepted:
By
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EXHIBIT 1
to
Assignment

(a)    The Contract, dated as of ___, as amended, between                 , as buyer and                 , as seller (the “Contractor”) (said Contract, as the same may from time to time be amended, modified or supplemented, being herein called the “Contract”), insofar as, and only to the extent that, the Contract relates to ________________ paid for by the Assignee or now or hereafter owned by the Assignee (the “Nuclear Fuel”); but not insofar as the Contract provides for the provision of other nuclear materials and services to the Assignor; and
(b)    The Property shall include, without limitation, (i) any and all amendments and supplements to the Contract from time to time executed and delivered to the extent that any such amendment or supplement relates to the Nuclear Fuel, (ii) the Nuclear Fuel, including the right to receive title thereto, (iii) all rights, claims and proceeds, now or hereafter existing, under any insurance, indemnities, warranties and guaranties provided for in or arising out of the Contract, to the extent that such rights or claims relate to the Nuclear Fuel, (iv) any claim for damages arising out of or for breach or default by the Contractor under or in connection with the Contract insofar as it relates to the Nuclear Fuel, (v) any other amount, whether resulting from refunds or otherwise, from time to time paid or payable by the Contractor under or in connection with the Contract insofar as it relates to the Nuclear Fuel and (vi) the right of the Assignor to terminate the Contract or to perform or to exercise or enforce any and all covenants, remedies, powers and privileges thereunder, insofar as it or they relate to the Nuclear Fuel.